================================================================================



                                 CLIFTON SAVINGS

                                  BANCORP, INC.






                                   CONVERSION

                                    VALUATION

                                    APPRAISAL





                               September 11, 2003



================================================================================

                                Table of Contents
                          Clifton Savings Bancorp, Inc.
                               Clifton, New Jersey


TABLE OF CONTENTS                                                             I
--------------------------------------------------------------------------------



INTRODUCTION                                                                  1
--------------------------------------------------------------------------------



1. OVERVIEW AND FINANCIAL ANALYSIS                                            4
--------------------------------------------------------------------------------

   GENERAL OVERVIEW                                                           4
   HISTORY                                                                    5
   STRATEGIC DIRECTION                                                        6
   BALANCE SHEET TRENDS                                                       9
   LOAN PORTFOLIO                                                            12
   INVESTMENTS                                                               15
   INVESTMENTS AND MORTGAGE-BACKED SECURITIES                                16
   ASSET QUALITY                                                             17
   FUNDING COMPOSITION                                                       20
   ASSET/LIABILITY MANAGEMENT                                                22
   NET WORTH AND CAPITAL                                                     23
   INCOME AND EXPENSE TRENDS                                                 24
   LEGAL PROCEEDINGS                                                         29
   SUBSIDIARIES                                                              29


2. MARKET AREA ANALYSIS                                                      30
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   MARKET AREA DEMOGRAPHICS                                                  31
   MARKET AREA DEPOSIT CHARACTERISTICS                                       35


3. COMPARISONS WITH PUBLICLY TRADED THRIFTS                                  40
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   INTRODUCTION                                                              40
   SELECTION SCREENS AND CRITERIA                                            41


4. MARKET VALUE DETERMINATION                                                47
--------------------------------------------------------------------------------

   COMPARABLE GROUP ADJUSTMENTS                                              47
   BALANCE SHEET STRENGTH                                                    49
   ASSET QUALITY                                                             52
   PROFITABILITY AND GROWTH                                                  53

--------------------------------------------------------------------------------

                                       I

   EARNINGS QUALITY                                                          55
   DIVIDENDS                                                                 57
   LIQUIDITY OF THE ISSUE/SIZE OF THE OFFERING                               59
   RECENT REGULATORY MATTERS                                                 61
   MARKET FOR SEASONED THRIFT STOCKS                                         62
   ACQUISITION MARKET                                                        68
   ADJUSTMENTS TO VALUE IN RELATION TO THE COMPARABLE GROUP                  70


5. OTHER FACTORS                                                             71
--------------------------------------------------------------------------------

   MANAGEMENT                                                                71
   MARKET AREA                                                               72
   SUBSCRIPTION INTEREST                                                     75
   ADJUSTMENTS TO VALUE IN RELATION TO OTHER FACTORS                         78


6. VALUATION                                                                 79
--------------------------------------------------------------------------------

   DISCUSSION OF WEIGHT GIVEN TO VALUATION MULTIPLES                         79
   FULL OFFERING VALUE IN RELATION TO COMPARABLES                            81
   COMPARISON TO RECENT AND HISTORICAL STANDARD CONVERSIONS                  83
   VALUATION CONCLUSION                                                      85

--------------------------------------------------------------------------------

                                       II

                                 List of Figures
                          Clifton Savings Bancorp, Inc.
                               Clifton, New Jersey


FIGURE 1 - CURRENT FACILITIES LIST                                            4
FIGURE 2 - ASSET AND RETAINED EARNINGS CHART                                  9
FIGURE 3 - KEY BALANCE SHEET DATA                                            10
FIGURE 4 - KEY RATIOS                                                        11
FIGURE 5 - NET LOANS RECEIVABLE CHART                                        12
FIGURE 6 - LOAN MIX AS OF JUNE 30, 2003 CHART                                13
FIGURE 7 - LOAN MIX                                                          14
FIGURE 8 - SECURITIES CHART                                                  15
FIGURE 9 - INVESTMENT MIX                                                    16
FIGURE 10 - ASSET QUALITY CHART                                              17
FIGURE 11 - NON-PERFORMING LOANS                                             18
FIGURE 12 - ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES CHART               19
FIGURE 13 - DEPOSIT AND BORROWING TREND CHART                                20
FIGURE 14 - DEPOSIT MIX                                                      21
FIGURE 15 - NET PORTFOLIO VALUE                                              22
FIGURE 16 - CAPITAL ANALYSIS                                                 23
FIGURE 17 - NET INCOME CHART                                                 24
FIGURE 18 - AVERAGE YIELDS AND COSTS                                         25
FIGURE 19 - SPREAD AND MARGIN CHART                                          26
FIGURE 20 - INCOME STATEMENT TRENDS                                          27
FIGURE 21 - PROFITABILITY TREND CHART                                        28
FIGURE 22 - MARKET AREA MAPS                                                 30
FIGURE 23 - POPULATION DEMOGRAPHICS                                          31
FIGURE 23 - POPULATION DEMOGRAPHICS 2                                        32
FIGURE 24 - HOUSEHOLD CHARACTERISTICS                                        33
FIGURE 24 - HOUSEHOLD CHARACTERISTICS 2                                      34
FIGURE 25 - 1433 VAN HOUTEN MARKET SHARE                                     35
FIGURE 26 - 646 VAN HOUTEN AVE MARKET SHARE                                  35
FIGURE 27 - CLIFTON AVE MARKET SHARE                                         36
FIGURE 28 - LANZA AVE MARKET SHARE                                           36
FIGURE 29 - LAKEVIEW AVE AND VILLAGE SQUARE MARKET SHARE                     37
FIGURE 30 - PALISADE AVE MARKET SHARE                                        37
FIGURE 31 - VALLEY ROAD MARKET SHARE                                         38
FIGURE 32 - WAYNE MARKET SHARE                                               38
FIGURE 33 - WALLINGTON AVE MARKET SHARE                                      39
FIGURE 34 - COMPARABLE GROUP                                                 42
FIGURE 35 - KEY FINANCIAL INDICATORS                                         45
FIGURE 36 - KEY BALANCE SHEET DATA                                           49
FIGURE 37 - BALANCE SHEET GROWTH DATA                                        50
FIGURE 38 - CAPITAL DATA                                                     51
FIGURE 39 - ASSET QUALITY TABLE                                              52
FIGURE 40 - NET INCOME TREND                                                 53
FIGURE 41 - PROFITABILITY DATA                                               54
FIGURE 42 - INCOME STATEMENT DATA                                            56
FIGURE 43 - DIVIDEND DATA                                                    57
FIGURE 44 - MARKET CAPITALIZATION DATA                                       59
FIGURE 45 - INDUSTRY MULTIPLES BY MARKET CAPITALIZATION                      60
FIGURE 46 - SNL THRIFT INDEX CHART                                           62

--------------------------------------------------------------------------------

                                      III

FIGURE 47 - HISTORICAL SNL THRIFT INDEX                                      63
FIGURE 48 - EQUITY INDICES                                                   65
FIGURE 49 - HISTORICAL MARKET INDICES                                        66
FIGURE 50 - HISTORICAL RATES                                                 67
FIGURE 51 - DEALS FOR LAST THIRTY THREE QUARTERS                             68
FIGURE 52 - DEAL MULTIPLES                                                   69
FIGURE 53 - NEW JERSEY THRIFT DEALS SINCE ANNOUNCED AFTER 2000               69
FIGURE 54 - COUNTY DEMOGRAPHIC DATA                                          72
FIGURE 55 - BRANCH PERFORMANCE BY COUNTY                                     73
FIGURE 56 - NEW JERSEY RELATIVE TO THE REGION                                74
FIGURE 57 - STANDARD CONVERSION PRO FORMA PRICING MULTIPLES                  76
FIGURE 58 - AFTER MARKET PERFORMANCE                                         77
FIGURE 59 - VALUE RANGE - FULL OFFERING                                      81
FIGURE 60 - VALUE RANGE PRICING MULTIPLES                                    81
FIGURE 61 - COMPARABLE PRICING MULTIPLES TO THE BANK'S PRO FORMA MIDPOINT 82 FIGURE 62 - COMPARABLE PRICING MULTIPLES TO THE BANK'S PRO FORMA SUPER
            MAXIMUM                                                          82
FIGURE 63 - PENDING STANDARD CONVERSION APPLICATIONS                         83
FIGURE 64 - HIGHEST PRICED STANDARD CONVERSIONS                              83
FIGURE 65 - HIGH TANGIBLE EQUITY ANALYSIS                                    84

--------------------------------------------------------------------------------

                                       IV

                                List of Exhibits
                          Clifton Savings Bancorp, Inc.
                               Clifton, New Jersey

 Exhibit
---------

      1.  Profile of FinPro, Inc.

      2.  Statements of Financial Condition

      3.  Statements of Income

      4.  Reconciliation of the TFR Schedule SO and the Audited Income Statement

      5.  Statements of Retained Earnings

      6.  Statements of Cash Flows

      7.  Selected Financial Data

      8.  Industry Multiples

      9.  Industry Multiples by Market Capitalization

     10.  Standard Conversions 2000 to Date

     11.  Appraisal Pro Forma June 30, 2003 - Full Offering 12 Months

     12.  Offering Circular Pro Forma March 31, 2003 - Full Offering 12 Months

     13.  Stub Pro Forma June 30, 2003 - Full Offering 3 Months

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                                       V

Conversion Valuation Appraisal Report                               Page:  1 - 1
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Introduction

This report represents FinPro, Inc.'s ("FinPro") updated independent appraisal of the estimated pro forma market value of the common stock (the "Common Stock") of Clifton Savings Bancorp, Inc. (the "Company") in connection with the Plan of Conversion (the "Conversion") of Clifton Savings Bank, S.L.A., (the "Bank" or "Clifton Savings") from a state chartered mutual savings and loan association to a stock savings and loan association. As part of the Conversion, the Bank will become a wholly owned subsidiary of Clifton Savings Bancorp, Inc.

In compiling the pro forma financials, FinPro relied upon the assumptions provided by the Bank and its agents. The pro forma assumptions are as follows:


     o    100% of the stock will be offered to the public,
     o    the stock will be issued at $10.00 per share,
     o    the conversion expenses will be $3.3 million at the midpoint,
     o there will be an 8% ESOP funded internally, amortized over 25 years straight-line,
     o    there will be a 4% MRP, amortized over 5 years straight-line,
     o    the tax rate is assumed at 39.94%, and
     o the net proceeds will be invested at the three-year treasury rate of 1.95%, pre-tax.

It is our understanding that the Company will offer its stock in a subscription and community offering to Eligible Account Holders, to the tax qualified Employee Plans, to Supplemental Eligible Account Holders, and to Other Members. This appraisal has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the Office of Thrift Supervision ("OTS") which have been adopted in practice by the Federal Deposit Insurance Corporation ("FDIC"), including the most recent revisions as of October 21, 1994, and applicable regulatory interpretations thereof.

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In the course of preparing our report, we reviewed the financial statements of the Bank's operations for the three months ended June 30, 2003, and the Bank's audited financials for the years ended March 31, 2003 and March 31, 2002. We also reviewed the Bank's Application for Approval of Conversion including the Proxy Statement and the Company's Form S-1 registration statement as filed with the Securities and Exchange Commission ("SEC"). We have conducted due diligence analysis of the Bank and the Company (hereinafter, collectively referred to as "the Bank") and held due diligence related discussions with the Bank's management and board, Radics & Co., LLC (the Bank's independent auditor), Keefe Bruyette & Woods, Inc. (the Bank's underwriter), and Muldoon Murphy & Faucette LLP (the Bank's special counsel). The valuation parameters set forth in the appraisal were predicated on these discussions but all conclusions related to the valuation were reached and made independent of such discussions.

Where appropriate, we considered information based upon other publicly available sources, which we believe to be reliable; however, we cannot guarantee the accuracy or completeness of such information. We visited the Bank's primary market area and reviewed the market area economic condition. We also reviewed the competitive environment in which the Bank operates and its relative strengths and weaknesses. We compared the Bank's performance with selected publicly traded thrift institutions. We reviewed conditions in the securities markets in general and in the market for savings institutions in particular. Our analysis included a review of the estimated effects of the Conversion of the Bank on the operations and expected financial performance as they related to the Bank's estimated pro forma value.

In preparing our valuation, we relied upon and assumed the accuracy and completeness of financial and other information provided to us by the Bank and its independent accountants. We did not independently verify the financial statements and other information provided by the Bank and its independent accountants, nor did we independently value any of the Bank's assets or liabilities. This estimated valuation considers the Bank only as a going concern and should not be considered as an indication of its liquidation value.

Our valuation is not intended, and must not be construed, to be a recommendation of any kind as the advisability of purchasing shares of Common Stock in the stock issuance. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of Common Stock in the stock issuance will thereafter be able to sell such shares at prices related to the foregoing valuation of the pro forma market value thereof. FinPro is not a seller of securities within the meaning of any federal or state securities laws and any report prepared by FinPro shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

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The estimated valuation herein will be updated as appropriate. These updates will consider, among other factors, any developments or changes in the Bank's financial condition, operating performance, management policies and procedures and current conditions in the securities market for thrift institution common stock. Should any such developments or changes, in our opinion, be material to the estimated pro forma market value of the Bank, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained at that time.

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1.   Overview and Financial Analysis

      ------------------------------
     |      GENERAL OVERVIEW        |
      ------------------------------

The Bank, after the Conversion, will be a state chartered stock savings and loan association. As of June 30, 2003, the Bank had $589.2 million in total assets, $510.6 million in deposits, $199.6 million in net loans and $74.1 million in equity.

The following table shows the Bank's facilities as of June 30, 2003.


                       FIGURE 1 - CURRENT FACILITIES LIST


--------------------------------------------------------------------------------
                                        Net Book Value
                             Year           as of         Square      Owned/
Location                    Opened      June 30, 2003     Footage     Leased
--------------------------------------------------------------------------------
Main Office:                              (Dollars in thousands)
1433 Van Houten Avenue       1981         $ 2,681         10,460      Owned

Branches:
Clifton:
1055 Clifton Avenue          1956             881          2,484      Owned
1 Village Square West        1928              80          1,550      Owned
319 Lakeview Avenue          1970              31          3,311      Owned
646 Van Houten Avenue        1968             145          1,081      Owned
387 Valley Road              1971               1            995      Leased (1)

Garfield:
253 Palisade Avenue          1975              --            685      Leased (2)
369 Lanza Avenue             1977           1,133          2,174      Owned

Wallington:
163 Maple Avenue (3)         2003             465            680      Owned

Wayne:
1158 Hamburg Turnpike         (4)              --          1,617      Leased (5)
--------------------------------------------------------------------------------

(1) The current lease expires in 2006 with an option for an additional 5 years.
(2) This branch is currently leased on a month to month basis. Clifton Savings owns land with a book value of $344,000 for a future branch site at 247 Palisade Avenue to replace this branch.
(3) This is a temporary facility. The permanent facility is scheduled to open in the fourth quarter of 2003.
(4) This office is scheduled to open in the third quarter of 2003.
(5) The current lease expires in 2008 with an option for an additional 5 years.

Source:  Offering Prospectus

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      ------------------------------
     |           HISTORY            |
      ------------------------------


Clifton Savings was formed as a New Jersey building and loan association in 1928 under the name Botany Building and Loan Association. Clifton Savings has changed its name several times since and has done business under the names East Clifton Building and Loan Association, East Clifton Savings and Loan Association and Clifton Savings and Loan Association and since 1989 under its current name Clifton Savings Bank, S.L.A.

The Bank operates as a community-oriented financial institution offering traditional financial services to consumers and businesses in the Bank's market area. The Bank attracts deposits from the general public and uses those funds to originate one-to-four-family, multi-family and commercial real estate, and consumer loans, which the Bank holds for investment.

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      ------------------------------
     |     STRATEGIC DIRECTION      |
      ------------------------------


The Bank's mission is to operate and grow a profitable community-oriented financial institution serving primarily retail customers in the Bank's market area. The Bank plans to achieve this by executing a strategy of:


     o    continuing to serve as a community-oriented financial institution;

     o    expanding the branch network into new market areas;

     o pursuing opportunities to increase multi-family and commercial real estate lending in the market area where there are many multi-family and commercial real estate properties;

     o continuing to use conservative underwriting practices to maintain the high quality of the loan portfolio;

     o managing the net interest margin and net interest spread by seeking to increase lending levels;

     o managing the investment and borrowings portfolios to provide liquidity, enhance income and manage interest rate risk; and

     o seeking opportunities to increase deposits by continuing to offer exceptional customer service and expanding products and services offered to the Bank's customers.


Continuing to serve as a community-oriented financial institution

The Bank has a long tradition of focusing on the needs of consumers in the Bank's community and being an active corporate citizen. The Bank delivers personalized service and responds with flexibility to customer needs. The Bank believes the community orientation is attractive to the Bank's customers and distinguishes the Bank from the large regional banks that operate in the Bank's market area, and the Bank intends to maintain this focus as it grows.

Expand the Bank's branch network into new market areas

In April 2003, the Bank opened a new branch in Wallington, New Jersey and the Bank expects to open a new branch in Wayne, New Jersey in the third quarter of the 2003 calendar year. The Bank intends to continue to pursue expansion in Bergen and Passaic Counties in future years and the Bank also may consider exploring expansion opportunities in Essex County and in surrounding counties.

Conversion Valuation Appraisal Report                               Page:  1 - 7
================================================================================


Pursue opportunities to increase multi-family and commercial real estate lending

Many multi-family and commercial properties are located in the Bank's market area and with the additional capital raised in the offering, the Bank may pursue the larger lending relationships associated with these multi-family and commercial properties, while continuing to originate any such loans in accordance with the Bank's conservative underwriting guidelines.

Continue conservative underwriting practices and maintain high quality loan portfolio

The Bank believes that high asset quality is a key to long-term financial success. The Bank has sought to maintain a high level of asset quality and moderate credit risk by using underwriting standards, which the Bank believes are conservative. At June 30, 2003, the Bank's nonperforming loans (loans which are 90 or more days delinquent) were only 0.01% of the Bank's total loan portfolio and 0.00% of the Bank's total assets. Although the Bank intends to increase the Bank's multi-family and commercial real estate lending after the conversion, the Bank intends to continue the Bank's philosophy of managing large loan exposures through the Bank's conservative approach to lending.

Manage net interest margin and net interest spread

The Bank intends to continue to manage its interest margin and net interest spread by seeking to increase lending levels. Loans secured by multi-family and commercial real estate are generally larger and involve a greater degree of risk than one-to-four family residential mortgage loans. As a result, however, multi-family and commercial real estate loans typically have higher yields, which increase the Bank's net interest margin and net interest spread.

Manage investment and borrowings portfolios

The Bank's liquidity, income and interest rate risk are affected by the management of the Bank's investment and borrowings portfolios. After the conversion, the Bank may leverage the additional capital the Bank raises in the offering by borrowing funds from the Federal Home Loan Bank and investing the funds in loans and investment securities in a manner consistent with the Bank's current portfolio. This leverage strategy, if implemented and assuming favorable market conditions, will provide the Bank with additional liquidity, enhance earnings and help to manage the Bank's interest rate risk.

Conversion Valuation Appraisal Report                               Page:  1 - 8
================================================================================


Increase deposits

The Bank's primary source of funds is the Bank's deposit accounts. Deposits increased $39.2 million, or 8.3%, in fiscal 2003 primarily due to competitive interest rates, the movement of customer funds out of riskier investments, including the stock market, and the Bank's history of paying interest on deposit accounts since 1928. The Bank intends to continue to increase the Bank's deposits by continuing to offer exceptional customer service, as well as enhancing products and services offered to the Bank's customers.

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================================================================================


      ------------------------------
     |     BALANCE SHEET TRENDS     |
      ------------------------------


The Bank's balance sheet increased by $13.2 million, or 2.28%, from $576.1 million at March 31, 2003 to $589.2 million at June 30, 2003.

Equity has increased $1.1 million, or 1.48%, from $73.0 million at March 31, 2003 to $74.1 million at June 30, 2003. The equity to assets ratio is currently 12.58%.

                  FIGURE 2 - ASSET AND RETAINED EARNINGS CHART


                                 [BAR GRAPH]

                           Mar-99          $478,004
                           Mar-00          $482,668
                           Mar-01          $494,160
                           Mar-02          $543,917
                           Mar-03          $576,055
                           Jun-03          $589,213


Source:  Offering Prospectus

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The following tables set forth certain information concerning the financial position of the Bank at the dates indicated.

                        FIGURE 3 - KEY BALANCE SHEET DATA

----------------------------------------------------------------------------------------------------------
                                                                          At March 31,
                                           June 30,   ----------------------------------------------------
                                             2003       2003       2002       2001       2000       1999
Financial Condition Data:                                       (Dollars in thousands)
----------------------------------------------------------------------------------------------------------
Total assets                               $589,213   $576,055   $543,917   $494,160   $482,639   $478,004
Loans receivable, net                       199,614    214,219    251,021    228,996    202,804    162,144
Cash and cash equivalents and securities    374,245    347,613    280,543    253,009    267,741    304,225
Deposits                                    510,558    497,495    471,318    426,155    420,441    419,310
Total equity                                 74,098     73,020     67,804     63,402     58,009     54,592
----------------------------------------------------------------------------------------------------------

Source:  Offering Prospectus

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Conversion Valuation Appraisal Report                               Page: 1 - 11
================================================================================


                              FIGURE 4 - KEY RATIOS

------------------------------------------------------------------------------------------------------------------------------------
                                             At or For the Three Months
                                                Months Ended June 30,                At or For the Year Ended March 31,
                                             --------------------------    --------------------------------------------------------
                                                2003          2002          2003       2002         2001         2000         1999
------------------------------------------------------------------------------------------------------------------------------------
Performance Ratios:
Return on average assets                        0.75%         1.03%         0.94%      0.86%        0.91%        0.92%        0.73%
Return on average equity                        5.91%         8.19%         7.41%      6.75%        7.34%        7.82%        6.21%
Interest rate spread (1)                        2.25%         2.32%         2.34%      1.94%        2.05%        2.18%        1.89%
Net interest margin (2)                         2.49%         2.70%         2.67%      2.41%        2.58%        2.65%        2.37%
Noninterest expense to average assets           1.27%         1.05%         1.07%      1.06%        1.13%        1.10%        1.24%
Efficiency ratio (3)                           52.02%        39.33%        40.33%     43.98%       43.91%       41.77%       52.51%
Average interest earning assets to
  average interest bearing liabilities          1.11x         1.12x         1.12x      1.13x        1.12x        1.11x        1.11x
Average equity to average assets               12.66%        12.59%        12.68%     12.67%       12.45%       11.75%       11.69%
Capital Ratios:
Tangible capital                               12.59%        12.66%        12.69%     12.47%       12.83%       12.17%       11.41%
Core capital                                   12.57%        12.66%        12.69%     12.47%       12.83%       12.17%       11.41%
Risk-based capital                             41.05%        35.91%        40.47%     35.64%       36.82%       36.62%       37.70%
Asset Quality Ratios:
Allowance for loan losses as a
  percent of total gross loans                  0.42%         0.36%         0.44%      0.37%        0.38%        0.38%        0.42%
Allowance for loan losses as a
  percent of nonperforming loans             3360.00%       334.52%       537.14%    186.51%      306.23%       69.35%       91.64%
Net charge-offs to average outstanding
  loans during the period                       0.00%         0.00%         0.00%      0.00%        0.00%        0.00%        0.00%
Nonperforming loans as a percent of
  total loans                                   0.01%         0.11%         0.08%      0.20%        0.13%        0.55%        0.45%
Nonperforming assets as a percent of
  total assets                                  0.00%         0.05%         0.03%      0.09%        0.09%        0.23%        0.16%

Other Data:
Number of:
   Real estate loans outstanding                1,780         2,245         1,905      2,263        2,369        2,317        2,172
   Deposit accounts                            35,547        36,741        35,171     37,005       37,190       37,274       37,553
   Full service customer service
     facilities                                     9             8             8          8            8            8            8
------------------------------------------------------------------------------------------------------------------------------------

Source:  Offering Prospectus

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      ------------------------------
     |        LOAN PORTFOLIO        |
      ------------------------------


The Bank's loan portfolio has decreased by $14.6 million from March 31, 2003 to June 30, 2003, and as a percent of assets, the loan portfolio has decreased from 37.19% to 33.88%. High prepayment speeds and the low volume of loan originations at the Bank caused this decline over the last quarter.


                      FIGURE 5 - NET LOANS RECEIVABLE CHART


                                 [BAR GRAPH]

                           Mar-99          $162,144
                           Mar-00          $202,804
                           Mar-01          $228,996
                           Mar-02          $251,021
                           Mar-03          $214,219
                           Jun-03          $199,614

Source:  Offering Prospectus

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================================================================================


The Bank is primarily a 1-4 family mortgage lender.


                  FIGURE 6 - LOAN MIX AS OF JUNE 30, 2003 CHART


                                   [PIE CHART]

           Mortgage Loans (multi-family, commercial, and other)    4.97%
           Construction                                            0.19%
           Home Equity Loans                                       1.71%
           Passbook                                                0.55%
           Home Equity Lines                                       0.72%
           Other Consumer                                          0.02%
           Mortgage Loans (one-four family)                       91.84%


Source:  Offering Prospectus

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================================================================================


The Bank's loan mix remains primarily real estate-oriented in its composition. The mix has remained relatively stable since 1999.

                               FIGURE 7 - LOAN MIX

--------------------------------------------------------------------------------------------------------------------------
                                                                                   At March 31,
                                          At June 30,      ---------------------------------------------------------------
                                             2003                 2003                 2002                 2001
                                        Amount   Percent     Amount   Percent     Amount   Percent     Amount   Percent
--------------------------------------------------------------------------------------------------------------------------
                                                                    (Dollar in Thousands)
Real estate loans:
  One-to-four family                  $ 184,526   91.84%   $ 198,957   92.26%   $ 236,967   93.93%   $ 214,349   93.11%
  Multi-family and commercial             9,977    4.97%      10,127    4.70%       8,753    3.47%       8,977    3.90%
  Construction                              382    0.19%         382    0.18%         450    0.18%           -    0.00%
                                      -----------------      -------------------------------------------------------------
     Total real estate loans            194,885   97.00%     209,466   97.13%     246,170   97.58%     223,326   97.01%
                                      -----------------      -------------------------------------------------------------

Consumer loans:
  Second mortgage loans                   3,442    1.71%       3,319    1.54%       3,828    1.52%       4,682    2.04%
  Passbook or certificate loans           1,106    0.55%       1,188    0.55%         976    0.39%         996    0.43%
  Equity lines of credit                  1,444    0.72%       1,639    0.76%       1,256    0.50%       1,161    0.50%
  Other consumer loans                       35    0.02%          35    0.02%          35    0.01%          35    0.02%
                                      -----------------      -------------------------------------------------------------
     Total consumer loans                 6,027    3.00%       6,181    2.87%       6,095    2.42%       6,874    2.99%
                                      -----------------      -------------------------------------------------------------

  Total gross loans                     200,912  100.00%     215,647  100.00%     252,265  100.00%     230,200  100.00%
                                                 ======               ======               ======               ======

Loans in process                            183                  252                   80                    -
Deferred loan fees, net                     276                  236                  224                  319
Allowance for loan losses                   840                  940                  940                  885
                                      ---------            ---------            ---------            ---------
  Total loans receivable, net         $ 199,613            $ 214,219            $ 251,021            $ 228,996
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                     At March 31,
                                        ----------------------------------------
                                             2000                 1999
                                        Amount   Percent     Amount   Percent
--------------------------------------------------------------------------------
                                                (Dollar in Thousands)
Real estate loans:
  One-to-four family                  $ 187,736   91.90%   $ 149,618   91.59%
  Multi-family and commercial            10,345    5.06%       9,043    5.54%
  Construction                              956    0.47%         200    0.12%
                                      ---------------------------------------
     Total real estate loans            199,037   97.43%     158,861   97.25%
                                      ---------------------------------------

Consumer loans:
  Second mortgage loans                   3,276    1.61%       2,855    1.75%
  Passbook or certificate loans           1,151    0.56%       1,027    0.63%
  Equity lines of credit                    783    0.38%         594    0.36%
  Other consumer loans                       36    0.02%          13    0.01%
                                      ---------------------------------------
     Total consumer loans                 5,246    2.57%       4,489    2.75%
                                      ---------------------------------------

  Total gross loans                     204,283  100.00%     163,350  100.00%
                                                 ======               ======

Loans in process                            196                  102
Deferred loan fees, net                     469                  424
Allowance for loan losses                   785                  680
                                      ---------            ---------
  Total loans receivable, net         $ 202,833            $ 162,144
-----------------------------------------------------------------------------

Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 15
================================================================================


      ------------------------------
     |         INVESTMENTS          |
      ------------------------------


The Bank increased its portfolio from $276.6 million at March 31, 2003, to $348.9 million at June 30, 2003.

                           FIGURE 8 - SECURITIES CHART


                                [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.


Source:  Offering Prospectus
Note:  Values graphed are the fair value of investments.

Conversion Valuation Appraisal Report                               Page: 1 - 16
================================================================================


      ------------------------------
     |   INVESTMENTS AND MORTGAGE-  |
     |       BACKED SECURITIES      |
      ------------------------------


The following table illustrates the Bank's investment portfolio.

                            FIGURE 9 - INVESTMENT MIX

------------------------------------------------------------------------------------------------------------------------------------
                                      At June 30,                                        At March 31,
                                ----------------------    --------------------------------------------------------------------------
                                         2003                      2003                      2002                      2001
                                Amortized                 Amortized                 Amortized                 Amortized
                                   Cost     Fair Value      Cost      Fair Value      Cost      Fair Value      Cost      Fair Value
------------------------------------------------------------------------------------------------------------------------------------
                                                                       (Dollars in thousands)
Trading account securities:
   Federal agency securities:   $      --    $      --    $      --    $      --    $      --    $      --    $     979    $     988
Securities available for sale:
   Federal agency securities:          --           --        5,000        5,011        1,000        1,014       22,002       22,062
   Freddie Mac                        219          235          246          264          354          377          479          498
                                ----------------------    --------------------------------------------------------------------------
                                      219          235        5,246        5,275        1,354        1,391       22,481       22,560
Securities held-to-maturity:
   Federal agency securities:     150,865      153,149      120,862      123,115      110,255      109,425       80,321       80,564
   Fannie Mae                      89,044       90,199       47,290       48,846       53,861       53,879       46,567       46,970
   Freddie Mac                     69,738       71,064       57,940       59,695       53,667       53,961       48,788       49,417
   Ginnie Mae                      38,846       39,395       39,994       40,406        6,340        6,511        9,822       10,035
                                ----------------------    --------------------------------------------------------------------------
                                  348,493      353,807      266,086      272,062      224,123      223,776      185,498      186,986

        Total                   $ 348,712    $ 354,042    $ 271,332    $ 277,337    $ 225,477    $ 225,167    $ 208,958    $ 210,534
------------------------------------------------------------------------------------------------------------------------------------

Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 17
================================================================================


      ------------------------------
     |        ASSET QUALITY         |
      ------------------------------


The Bank's level of nonperforming loans has decreased from $175 thousand at March 31, 2003 to $25 thousand at June 30, 2003. The nonperforming assets as a percentage of total assets also decreased.

                         FIGURE 10 - ASSET QUALITY CHART


                                 [BAR GRAPH]

                            Mar-99   Mar-00   Mar-01   Mar-02  Mar-03  Jun-03
                            ------   ------   ------   ------  ------  ------

Nonperforming Loans         $ 742    $1,132    $ 289    $ 504   $ 175   $ 25
NPAs to Pd End Assets        0.16%     0.23%    0.09%    0.09%   0.03%  0.00%



Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 18
================================================================================


At June 30, 2003, the Bank's nonperforming loans to loan ratio was 0.01% and the non-performing assets to total assets ratio was 0.00%.

                        FIGURE 11 - NON-PERFORMING LOANS

-----------------------------------------------------------------------------------------------------
                                              At June 30,             Year Ended March 31,
                                                  2003        2003   2002     2001     2000      1999
Nonaccrual loans:                                               (Dollars in thousands)
-----------------------------------------------------------------------------------------------------
   Real estate                                   $  25       $ 175  $ 504    $ 289    $1,104    $ 742
                                                 -----       ----------------------------------------
      Total                                         25         175    504      289     1,104      742
                                                 =====       ========================================
Accruing loans past due 90 days or more:
   Consumer                                         --          --     --       --        28       --
                                                 -----       ----------------------------------------
      Total                                         --          --     --       --        28       --
                                                 -----       ----------------------------------------
      Total of nonaccrual and 90 days or
      more past due loans
                                                    25         175    504      289     1,132      742
                                                 -----       ----------------------------------------
Real estate owned                                   --          --     --      168        --       --
                                                 -----       ----------------------------------------
   Total nonperforming assets                    $  25       $ 175  $ 504    $ 457    $1,132    $ 742
                                                 =====       ========================================
Total nonperforming loans to total loans          0.01%       0.08%  0.20%    0.13%     0.55%    0.45%
Total nonperforming loans to total assets         0.00%       0.03%  0.09%    0.06%     0.23%    0.16%
Total nonperforming assets to total assets        0.00%       0.03%  0.09%    0.09%     0.23%    0.16%
-----------------------------------------------------------------------------------------------------

Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 19
================================================================================


The ALLL declined $100 thousand from March 31, 2003 to June 30, 2003, as the Bank recaptured a portion of its ALLL. The Bank's ALLL to loans ratio decreased from 0.44% at March 31, 2003 to 0.42% at June 30, 2003.

         FIGURE 12 - ALLOWANCE FOR POSSIBLE LOAN AND LEASE LOSSES CHART


                                 [BAR GRAPH]

                           Mar-99          $ 680
                           Mar-00          $ 785
                           Mar-01          $ 885
                           Mar-02          $ 940
                           Mar-03          $ 940
                           Jun-03          $ 840

Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 20
================================================================================


      ------------------------------
     |     FUNDING COMPOSITION      |
      ------------------------------


Deposits have increased from $497.5 million at March 31, 2003 to $510.6 million at June 30, 2003. The Bank has no outstanding borrowings.

                  FIGURE 13 - DEPOSIT AND BORROWING TREND CHART


                                  [BAR GRAPH]

                           Mar-99          $419,310
                           Mar-00          $420,441
                           Mar-01          $426,155
                           Mar-02          $471,318
                           Mar-03          $497,495
                           Jun-03          $510,558

Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 21
================================================================================


The Bank's deposit mix as of June 30, 2003 is heavily weighted in time deposits.

                             FIGURE 14 - DEPOSIT MIX


                                   [PIE CHART]

               Savings Deposits                        27%
               Money Market                             3%
               NOW & Super NOW                          5%
               Time Deposits                           65%


Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 22
================================================================================


      ------------------------------
     |  ASSET/LIABILITY MANAGEMENT  |
      ------------------------------


The following chart depicts the Bank's Net Portfolio Value ("NPV") at June 30, 2003 under all rate shocks.

                         FIGURE 15 - NET PORTFOLIO VALUE

                                                                            Net Portfolio Value as % of
                                        Net Portfolio Value                  Portfolio Value of Assets
    Basis Point ("bp")    ----------------------------------------------------------------------------
     Change in Rates       $ Amount         $ Change         % Change        NPV Ratio          Change
     -------------------------------------------------------------------------------------------------
                                                      (Dollars in thousands)
           300 bp           69,604          (20,905)            -23%           11.92%          -286 bp
           200 bp           78,822          (11,687)            -13%           13.23%          -155 bp
           100 bp           85,900           (4,609)             -5%           14.19%           -59 bp
             0              90,509                                             14.78%
          -100 bp           89,180           (1,329)             -1%           14.52%           -25 bp

Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 23
================================================================================


      ------------------------------
     |    NET WORTH AND CAPITAL     |
      ------------------------------


At June 30, 2003, the Bank had capital in excess of the minimum requirements for all capital ratios.

                          FIGURE 16 - CAPITAL ANALYSIS

      ----------------------------------------------------------------
                                          Historical at June 30, 2003
                                      --------------------------------
      Regulatory Capital Position                       Percentage of
                                         Amount            Assets
      ----------------------------------------------------------------

      GAAP Capital                      $ 74,098            12.58%

      Tier 1 (Core) Capital
      Capital Level                     $ 74,089            12.57%
      Requirement                         23,577             4.00%
      ----------------------------------------------------------------
      Excess                            $ 50,512             8.57%

      Total Risk-Based Capital
      Capital Level                     $ 74,929            41.05%
      Requirement                         14,603             8.00%
      ----------------------------------------------------------------
      Excess                            $ 60,326            33.05%
      ----------------------------------------------------------------
Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 24
================================================================================


      ------------------------------
     |  INCOME AND EXPENSE TRENDS   |
      ------------------------------


The Bank posted net income of $5.2 million for the year ended March 31, 2003, up $792 thousand from the year ended March 31, 2002. The increase was primarily attributable to higher net interest income, resulting from lower interest expense. The net income for the three months ended June 30, 2003, declined from the prior period due to lower net interest income and higher noninterest expense.

                          FIGURE 17 - NET INCOME CHART


                                  [BAR GRAPH]

                           Mar-99          $ 3,300
                           Mar-00          $ 4,399
                           Mar-01          $ 4,448
                           Mar-02          $ 4,429
                           Mar-03          $ 5,221
                           Jun-03          $ 4,348


    Note: The June 2003 figure is the annualized three months ended June 30,

Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 25
================================================================================


The net interest spread and margin decreased between the three months ended June 30, 2002 and the three months ended March 31, 2003.

                      FIGURE 18 - AVERAGE YIELDS AND COSTS

---------------------------------------------------------------------------------------------------------------------
                                                                Three Months Ended June 30,
                                          -------------------------------------------------------------------------
                                                          2003                                   2002
                                          ------------------------------------   ----------------------------------
                                                       Interest                               Interest
                                           Average       and                      Average       and
                                           Balance     Dividends    Yield/Cost    Balance     Dividends    Yield/Cost
---------------------------------------------------------------------------------------------------------------------
Assets:                                                              (Dollars in thousands)
Interest-earning assets:
  Loans receivable                        $ 205,956    $   3,232       6.28%     $ 253,124    $   4,332       6.85%
  Mortgage-backed securities                179,883        1,970       4.38%       110,486        1,722       6.23%
  Investment securities                     132,119        1,165       3.53%       117,166        1,365       4.66%
  Other interest-earning assets              40,381          171       1.69%        47,621          196       1.65%
                                          -------------------------------------------------------------------------
    Total interest-earning assets           558,339        6,538       4.68%       528,397        7,615       5.76%
                                                       ---------                              ---------
Noninterest-earning assets                   22,773                                 15,734
                                          ---------                              ---------
    Total assets                          $ 581,112                              $ 544,131
                                          =========                              =========

Liabilities and equity:
Interest-bearing liabilities:
  Demand accounts                         $  38,746    $     123       1.27%     $  36,590    $     142       1.55%
  Savings and club accounts                 131,167          474       1.45%       114,838          651       2.27%
  Certificates of deposit                   332,771        2,459       2.96%       319,422        3,261       4.08%
                                          -------------------------------------------------------------------------
    Total interest-bearing deposits         502,684        3,056       2.43%       470,850        4,054       3.44%

Noninterest-bearing liabilities               4,883                                  4,786
                                          ---------                              ---------
    Total liabilities                       507,567                                475,636

Equity                                       73,545                                 68,495

  Total liabilities and equity            $ 581,112                              $ 544,131
                                          =========                              =========
Net interest income                                    $   3,482                              $   3,561
                                                       =========                              =========
Interest rate spread                                                   2.25%                                  2.32%
Net interest margin                                                    2.49%                                  2.70%
Average interest-earning assets to average
interest-bearing liabilities                   1.11x                                  1.12x
---------------------------------------------------------------------------------------------------------------------

Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 26
================================================================================


The following chart illustrates that the Bank's spread and margin declined between 2000 and 2002. Between the twelve months ended March 31, 2002 and the twelve months ended March 31, 2003, spread and margin increased. Spread and margin declined during the three months ended June 30, 2003, as the decline in yield was only partially offset by the decline in cost of funds.

                       FIGURE 19 - SPREAD AND MARGIN CHART


                                     [LINE GRAPH]

                                           Spread     Margin
                                           ------     ------
                           Mar-99           1.89%      2.37%
                           Mar-00           2.18%      2.65%
                           Mar-01           2.05%      2.58%
                           Mar-02           1.94%      2.41%
                           Mar-03           2.34%      2.67%
                           Jun-03           2.25%      2.49%

Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 27
================================================================================


The Bank posted net income of $1.1 million for the three months ended June 30, 2003, compared with $1.4 million for the three months ended June 30, 2002. The decline is primarily attributable to lower net interest income and higher noninterest expense.

                       FIGURE 20 - INCOME STATEMENT TRENDS

---------------------------------------------------------------------------------------------------------------------------------
                                                         Three Months Ended
                                                              June 30,                       Year Ended March 31,
                                                        --------------------  ---------------------------------------------------
                                                          2003       2002      2003       2002       2001       2000       1999
Operating Data:                                                                 (Dollars in thousands)
---------------------------------------------------------------------------------------------------------------------------------
Interest Income                                         $ 6,538    $ 7,615   $ 29,253   $ 31,290   $ 32,437   $ 30,958   $ 29,354
Interest Expense                                          3,056      4,054     14,856     19,136     20,237     18,612     18,855
                                                        ------------------   ----------------------------------------------------
Net interest income                                       3,482      3,561     14,397     12,154     12,200     12,346     10,499
Provisions for loan losses                                 (100)         -          -         55        100        105         90
                                                        ------------------   ----------------------------------------------------
Net interest income after provision for loan losses       3,582      3,561     14,397     12,099     12,100     12,241     10,409
Noninterest income                                           76         72        296        284        360         56        181
Noninterest expense                                       1,851      1,429      5,926      5,478      5,487      5,269      5,654
                                                        ------------------   ----------------------------------------------------
Earnings before income taxes                              1,807      2,204      8,767      6,905      6,973      7,028      4,936
Total income taxes                                          720        802      3,546      2,476      2,525      2,629      1,636
                                                        ------------------   ----------------------------------------------------
Net earnings                                            $ 1,087    $ 1,402   $  5,221   $  4,429   $  4,448   $  4,399   $  3,300
---------------------------------------------------------------------------------------------------------------------------------

Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 28
================================================================================


The ROAA, consistent with net income, decreased for the three months ended June 30, 2002 to the three months ended June 30, 2003.

                      FIGURE 21 - PROFITABILITY TREND CHART

                                  [BAR GRAPH]

                           Mar-99          $ 3,300
                           Mar-00          $ 4,399
                           Mar-01          $ 4,448
                           Mar-02          $ 4,429
                           Mar-03          $ 5,221
                           Jun-03          $ 4,348


          Note: The June 2003 figure is the three months ended June 30,

Source:  Offering Prospectus

Conversion Valuation Appraisal Report                               Page: 1 - 29
================================================================================


      ------------------------------
     |      LEGAL PROCEEDINGS       |
      ------------------------------


Periodically, there have been various claims and lawsuits against the Bank, such as claims to enforce liens, condemnation proceedings on properties in which the Bank holds security interests, claims involving the making and servicing of real property loans and other issues incident to the Bank's business. The Bank is not a party to any pending legal proceedings that management believes would have a material adverse effect on the Bank's financial condition, results of operations or cash flows.


      ------------------------------
     |         SUBSIDIARIES         |
      ------------------------------


The Bank does not have any subsidiaries.

Conversion Valuation Appraisal Report                               Page: 1 - 30
================================================================================


2.  Market Area Analysis


The following maps delineate the market area for each of the Bank's branches based upon the geographic distribution of accounts.


                          FIGURE 22 - MARKET AREA MAPS



                                [GRAPHIC OMITTED]

Conversion Valuation Appraisal Report                               Page: 1 - 31
================================================================================


      ------------------------------
     |   MARKET AREA DEMOGRAPHICS   |
      ------------------------------


The following tables summarize the demographics for the Bank's markets.

                       FIGURE 23 - POPULATION DEMOGRAPHICS


                               [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.

Source: Claritas

Conversion Valuation Appraisal Report                               Page: 1 - 32
================================================================================


                      FIGURE 23 - POPULATION DEMOGRAPHICS 2


                               [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.

Source: Claritas

Conversion Valuation Appraisal Report                               Page: 1 - 33
================================================================================


                      FIGURE 24 - HOUSEHOLD CHARACTERISTICS


                               [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.

Source: Claritas

Conversion Valuation Appraisal Report                               Page: 1 - 34
================================================================================


                     FIGURE 24 - HOUSEHOLD CHARACTERISTICS 2


                               [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.

Source: Claritas

Conversion Valuation Appraisal Report                               Page: 1 - 35
================================================================================


      ------------------------------
     |      MARKET AREA DEPOSIT     |
     |        CHARACTERISTICS       |
      ------------------------------


Due to the nature of the Bank's service area, the competition was defined as all branches within the radii defined in the Market Area Demographics section.


                    FIGURE 25 - 1433 VAN HOUTEN MARKET SHARE


                               [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.

Source: SNL Securities data, FinPro calculations.



                   FIGURE 26 - 646 VAN HOUTEN AVE MARKET SHARE


                               [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.

Source: SNL Securities data, FinPro calculations.

Conversion Valuation Appraisal Report                               Page: 1 - 36
================================================================================


                      FIGURE 27 - CLIFTON AVE MARKET SHARE


                               [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.

Source: SNL Securities data, FinPro calculations.



                       FIGURE 28 - LANZA AVE MARKET SHARE


                               [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.

Source: SNL Securities data, FinPro calculations.

Conversion Valuation Appraisal Report                               Page: 1 - 37
================================================================================


            FIGURE 29 - LAKEVIEW AVE AND VILLAGE SQUARE MARKET SHARE


                               [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.

Source: SNL Securities data, FinPro calculations.



                      FIGURE 30 - PALISADE AVE MARKET SHARE


                               [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.

Source: SNL Securities data, FinPro calculations.

Conversion Valuation Appraisal Report                               Page: 1 - 38
================================================================================


                      FIGURE 31 - VALLEY ROAD MARKET SHARE


                               [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.

Source: SNL Securities data, FinPro calculations.



                         FIGURE 32 - WAYNE MARKET SHARE


                               [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.

Note: The Bank's Wayne branch was not opened at June 30, 2002.
Source: SNL Securities data, FinPro calculations.

Conversion Valuation Appraisal Report                               Page: 1 - 39
================================================================================


                     FIGURE 33 - WALLINGTON AVE MARKET SHARE


                               [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.

Note: The Bank's Wallington branch was not opened at June 30, 2002.
Source: SNL Securities data, FinPro calculations.

Conversion Valuation Appraisal Report                               Page: 1 - 40
================================================================================


3.  Comparisons With Publicly Traded Thrifts

      ------------------------------
     |         INTRODUCTION         |
      ------------------------------


This chapter presents an analysis of the Bank's operations against a Comparable Group of publicly traded savings institutions. The Comparable Group was selected from a universe of 225 public thrifts as of September 11, 2003. The Comparable Group was selected based upon similarity of characteristics to the Bank. The Comparable Group multiples provide the basis for the fair market valuation of the Bank. Factors that influence the Bank's value such as balance sheet structure and size, profitability, income and expense trends, capital levels, credit risk, and recent operating results can be measured against the Comparable Group. The Comparable Group current market pricing, coupled with the appropriate adjustments for differences between the Bank and the Comparable Group, will then be utilized as the basis for the pro forma valuation of the Bank to-be-issued common stock.

Conversion Valuation Appraisal Report                               Page: 1 - 41
================================================================================


      ------------------------------
     |SELECTION SCREENS AND CRITERIA|
      ------------------------------


When selecting the Comparable Group FinPro determined that the three most important factors that will influence the Bank's valuation are: geographic location for its franchise, its asset size and its capital levels.

The selection screens utilized to identify possible Comparables from the list of 225 public thrifts at September 11, 2003 included:


                               [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.


The selection of the Comparable Group was an iterative process. The first step was to prioritize the elements utilized in the screening process. FinPro believes that the most important screen is geography in this case. This is because the Northeast region is trading at premiums to the rest of the market. The second highest prioritization was put on the size followed by the level of tangible equity capital.

If the geography element is eliminated and the entire focus is placed on size and tangible capital, the resultant Comparable Group would include only two Northeast Companies. If tangible capital were placed in a higher priority and raised in level, an insufficient number of Comparables emerges. As such, FinPro is comfortable with the Comparables and the screening process utilized to identify them.

Conversion Valuation Appraisal Report                               Page: 1 - 42
================================================================================


Applying these criteria against the 225 public thrifts resulted in 11 institutions. One of the institutions, Carver Bancorp, Inc. has a strategy that focuses on an ethnic niche and its strategy and market area differentiate it from the Bank, so Carver Bancorp, Inc. was excluded as a Comparable.

                          FIGURE 34 - COMPARABLE GROUP

                                                                                  Corporate
                                                 -------------------------------------------------------------------------
                                                                                      Number
                                                                                        of          IPO      Conversion
Ticker              Short Name                   Exchange     City           State    Offices       Date        Type
---------------------------------------------    -------------------------------------------------------------------------
             Comparable Thrift Data
CEBK      Central Bancorp, Inc.                  NASDAQ     Somerville         MA         9      10/24/1986   Standard
GAF       GA Financial, Inc.                     AMEX       Pittsburgh         PA        13      03/26/1996   Standard
HIFS      Hingham Institution for Savings        NASDAQ     Hingham            MA         7      12/20/1988   Standard
LSBX      LSB Corporation                        NASDAQ     North Andover      MA         6      05/02/1986   Standard
PHSB      PHSB Financial Corp.                   NASDAQ     Beaver Falls       PA        10      12/21/2001   Second-Stage
THRD      TF Financial Corporation               NASDAQ     Newtown            PA        13      07/13/1994   Standard
WGBC      Willow Grove Bancorp, Inc.             NASDAQ     Maple Glen         PA        13      04/04/2002   Second-Stage
WRO       Woronoco Bancorp, Inc.                 AMEX       Westfield          MA         9      03/19/1999   Standard
WSBI      Warwick Community Bancorp, Inc.        NASDAQ     Warwick            NY         9      12/23/1997   Standard
WVFC      WVS Financial Corp.                    NASDAQ     Pittsburgh         PA         6      11/29/1993   Standard
---------------------------------------------    -------------------------------------------------------------------------

The Comparable Group as of September 11, 2003 contains six of the Comparables from the August 5, 2003 valuation and four of the original Comparables from the June 3, 2003 valuation. The reason for the shift in the membership is the modest changes made to the selection screens and criteria.

Excluded from the Comparable Group were institutions that were involved in pending mergers or acquisitions. Also, institutions that completed their conversions within the last year were also excluded as the earnings of newly converted institutions do not reflect a full years benefit from the reinvestment of proceeds, and thus the price/earnings multiples and return on equity measures for these institutions tend to be skewed upward and downward respectively.

In an ideal world, all of the Comparable Group would contain the exact characteristics of the Bank. The goal of the selection criteria process is to find those institutions that most closely match those of the Bank. None of the Comparables selected will be exact clones of the Bank.

Conversion Valuation Appraisal Report                               Page: 1 - 43
================================================================================


The members of the Comparable Group were reviewed against the Bank to ensure comparability based upon the following criteria:

        1.       Asset size

        2.       Profitability

        3.       Capital Level

        4.       Balance Sheet Mix

        5.       Operating Strategy

        6.       Date of conversion

1. Asset Size     The Comparable Group should have a similar asset size to the
Bank. The Comparable Group ranged in size from $320.8 million to $903.7 million in total assets with a median of $595.3 million. The Bank's asset size was $589.2 million as of June 30, 2003 and is projected to be $735.5 million on a pro forma basis at the midpoint of the estimated valuation range.

2. Profitability           The Comparable Group had a median ROAA of 0.81% and a
median ROAE of 7.90% for the most recent quarter. The Comparable Group profitability measures had a dispersion about the mean for the ROAA measure ranging from a low of 0.24% to a high of 1.97% while the ROAE measure ranged from a low of 2.76% to a high of 22.00%. The Bank had a ROAA of 0.75% and ROAE of 5.91% for the three months ended June 30, 2003. On a pro forma basis, the ROAA is projected at .74% and the ROAE is projected at 2.46% at the midpoint of the range.

3. Capital Level           The median equity to assets ratio for the Comparable
Group was 9.49% with a high of 14.76% and a low of 8.18%. At June 30, 2003, the Bank had an equity to assets ratio of 12.58%. On a pro forma basis, at the midpoint, the Bank would have an equity to assets ratio of 29.96%.

4. Balance Sheet Mix       At June 30, 2003, the Bank had a net loan to asset
ratio of 33.88%. The median loan to asset ratio for the Comparables was 50.15%, ranging from a low of 30.01% to a high of 78.00%. On the liability side, the Bank's deposit to asset ratio was 86.65% at June 30, 2003 while the Comparable median was 60.97%, ranging from 44.81% to 69.44%. Additionally, the Bank had no borrowings at June 30, 2003 and the Comparable median borrowings to assets ratio was 27.59% with a range of 15.69% to 44.24%.

Conversion Valuation Appraisal Report                               Page: 1 - 44
================================================================================


5. Operating strategy      An institution's operating characteristics are
important because they determine future performance. They also affect expected rates of return and investor's general perception of the quality, risk and attractiveness of a given company. Specific operating characteristics include profitability, balance sheet growth, asset quality, capitalization, and non-financial factors such as management strategies and lines of business.

6. Date of conversion      Recent conversions, those completed on or after June
30, 2002, were excluded since the earnings of a newly converted institution do not reflect a full year's benefits of reinvestment of conversion proceeds. Additionally, new issues tend to trade at a discount to the market averages.

Conversion Valuation Appraisal Report                               Page: 1 - 45
================================================================================


All Comparable Group data presented in Figure 35 is from SNL Securities utilizing the most recent quarter for balance sheet and income statement related items. All data for the Bank is from the offering circular.

                      FIGURE 35 - KEY FINANCIAL INDICATORS


--------------------------------------------------------------------------------
                                                               Comparable Group
                                                    The Bank        Median
--------------------------------------------------------------------------------
Balance Sheet Data
--------------------------------------------------------------------------------
Gross Loans to Deposits                              39.26%         79.10%
--------------------------------------------------------------------------------
Total Net Loans to Assets                            33.88%         50.15%
--------------------------------------------------------------------------------
Deposits to Assets                                   86.65%         60.97%
--------------------------------------------------------------------------------
Borrowed Funds to Assets                              0.00%         27.59%
--------------------------------------------------------------------------------
Balance Sheet Growth
--------------------------------------------------------------------------------
Asset Growth Rate                                     9.14%         -0.35%
--------------------------------------------------------------------------------
Loan Growth Rate                                    -27.27%        -22.18%
--------------------------------------------------------------------------------
Deposit Growth Rate                                  10.50%         -0.38%
--------------------------------------------------------------------------------
Capital
--------------------------------------------------------------------------------
Equity to Assets                                     12.58%          9.49%
--------------------------------------------------------------------------------
Tangible Equity to Assets                            12.58%          9.24%
--------------------------------------------------------------------------------
Intangible Assets to Equity                           0.00%          0.48%
--------------------------------------------------------------------------------
Regulatory Core Capital to Assets                    12.57%          9.04%
--------------------------------------------------------------------------------
Equity + Reserves to Assets                          12.72%          9.99%
--------------------------------------------------------------------------------

Conversion Valuation Appraisal Report                               Page: 1 - 46
================================================================================


--------------------------------------------------------------------------------
                                                               Comparable Group
                                                    The Bank        Median
--------------------------------------------------------------------------------
Asset Quality
--------------------------------------------------------------------------------
Non-Performing Loans to Loans                         0.01%          0.39%
--------------------------------------------------------------------------------
Reserves to Non-Performing Loans                        NM         215.69%
--------------------------------------------------------------------------------
Non-Performing Assets to Assets                       0.00%          0.18%
--------------------------------------------------------------------------------
Non-Performing Assets to Equity                       0.03%          1.23%
--------------------------------------------------------------------------------
Reserves to Net Loans                                 0.42%          1.02%
--------------------------------------------------------------------------------
Reserves to Non-Performing Assets + 90 Days Del.        NM         205.98%
--------------------------------------------------------------------------------
Profitability
--------------------------------------------------------------------------------
Return on Average Assets                              0.75%          0.81%
--------------------------------------------------------------------------------
Return on Average Equity                              5.91%          7.90%
--------------------------------------------------------------------------------
Income Statement
--------------------------------------------------------------------------------
Yield on Average Earning Assets                       4.68%          5.31%
--------------------------------------------------------------------------------
Cost of Interest Bearing Liabilities                  2.43%          2.81%
--------------------------------------------------------------------------------
Net Interest Spread                                   2.25%          2.38%
--------------------------------------------------------------------------------
Net Interest Margin                                   2.49%          2.74%
--------------------------------------------------------------------------------
Noninterest Income to Average Assets                  0.05%          0.33%
--------------------------------------------------------------------------------
Noninterest Expense to Average Assets                 1.27%          2.16%
--------------------------------------------------------------------------------
Efficiency Ratio                                     52.02%         68.15%
--------------------------------------------------------------------------------
Overhead Ratio                                       50.98%         64.52%
--------------------------------------------------------------------------------
Source:  The Bank Offering Circular, FinPro calculations and SNL Securities
Note:  All of the Bank data is at or for the three months ended June 30, 2003.
Note:  All of the Comparable data is for the most recent quarter.

Conversion Valuation Appraisal Report                               Page: 1 - 47
================================================================================


4.  Market Value Determination

      ------------------------------
     |       COMPARABLE GROUP       |
     |          ADJUSTMENTS         |
      ------------------------------


The estimated pro forma market value of the Bank, along with certain adjustments to its value relative to market values for the Comparable Group are delineated in this section. The adjustments delineated in this section are made from potential investors' viewpoint and are adjustments necessary when comparing the Bank to the Comparable Group. A potential investor includes depositors holding subscription rights and unrelated parties who may purchase stock in the community offering and who are assumed to be aware of all relevant and necessary facts as they pertain to the value of the Bank relative to other publicly traded thrift institutions and relative to alternative investment opportunities.

The screens to determine the Comparable Group included: geography, asset size, capital levels, not merger targets and not recent IPOs. Therefore, there should not be material adjustments relative to the Comparable Group for these factors.

There are numerous criteria on which the market value adjustments are based, but the major ones utilized for purposes of this report include:

Conversion Valuation Appraisal Report                               Page: 1 - 48
================================================================================


     o    Balance Sheet Strength

     o    Asset Quality

     o    Profitability and Growth

     o    Earnings Quality

     o    Dividends

     o    Liquidity of the Issue/Size of the Offering

     o    Recent Regulatory Matters

     o    Market for Seasoned Thrift Stocks

     o    Acquisition Market

     o    Management

     o    Market Area

     o    Subscription Interest

To ascertain the market value of the Bank, the median trading multiple values for the Comparable Group are utilized as the starting point. Adjustments, up or down, to the Comparable Group median multiple values are made based on the comparison of the Bank to the Comparable Group.

The Bank's value is further adjusted for other adjustments as shown in Section
5. The resultant values are then compared to recent conversions, state totals, and national totals for reasonableness and appropriateness.

After adjusting the Bank's market value in relation to the Comparable Group, consideration was given to the type of conversion the Bank is undertaking. In this particular case it was appropriate to compare and adjust the Bank's market value in relation to the performance of other fully converted institutions.

Conversion Valuation Appraisal Report                               Page: 1 - 49
================================================================================


      ------------------------------
     |    BALANCE SHEET STRENGTH    |
      ------------------------------


The balance sheet strength of an institution is an important market value determinant, as the investment community considers such factors as bank liquidity, capitalization, asset composition, funding mix and intangible levels in assessing the attractiveness of investing in the common stock of a thrift. The following tables summarize the key financial elements of the Bank measured against the Comparable Group.

                       FIGURE 36 - KEY BALANCE SHEET DATA

                                                         Key Financial Data for the Most Recent Quarter
                                              ----------------------------------------------------------------
                                                    Total       Loans/       Loans/   Deposits/   Borrowings/
                                                   Assets     Deposits       Assets      Assets        Assets
Ticker           Short Name                        ($000)          (%)          (%)         (%)           (%)
--------------------------------------------------------------------------------------------------------------
             Comparable Thrift Data
CEBK      Central Bancorp, Inc.                    478,057      129.99        78.00       60.00         30.21
GAF       GA Financial, Inc.                       903,656       84.18        51.79       61.52         25.51
HIFS      Hingham Institution for Savings          459,806      127.08        75.43       59.35         31.55
LSBX      LSB Corporation                          428,991       75.38        49.26       65.35         21.24
PHSB      PHSB Financial Corp.                     320,797       68.55        46.62       68.01         16.48
THRD      TF Financial Corporation                 712,636       80.58        50.68       62.88         26.99
WGBC      Willow Grove Bancorp, Inc.               844,787       71.44        49.61       69.44         15.69
WRO       Woronoco Bancorp, Inc.                   800,766      116.36        60.33       51.84         37.52
WSBI      Warwick Community Bancorp, Inc.          827,842       77.62        46.89       60.41         28.18
WVFC      WVS Financial Corp.                      368,242       66.97        30.01       44.81         44.24
--------------------------------------------------------------------------------------------------------------
          Average                                  614,558       89.82        53.86       60.36         27.76
          Median                                   595,347       79.10        50.15       60.97         27.59
          Maximum                                  903,656      129.99        78.00       69.44         44.24
          Minimum                                  320,797       66.97        30.01       44.81         15.69

TBD       Clifton Savings Bancorp, Inc.            589,213       39.26        33.88       86.65            --

          Variance to the Comparable Median         (6,134)     (39.84)      (16.27)      25.69        (27.59)

Sources:  SNL and Offering Circular Data, FinPro Computations


         Asset Composition - The Bank's net loan to asset ratio of 33.88% is
         -----------------
         substantially below the Comparable Group median of 50.15%.

         Funding Mix - The Bank is funded primarily through deposits, 86.65% of
         -----------
         assets, and retained earnings, 12.58% of assets. The Comparable Group has a deposits to assets ratio of 60.97% and an equity to assets ratio of 9.49%. The Comparable Group's funding includes 27.59% of assets in borrowings. The Bank does not have any borrowings.

         Liquidity - The liquidity of the Bank and the Comparable Group appear
         ---------
         similar and adequate.

Conversion Valuation Appraisal Report                               Page: 1 - 50
================================================================================


                      FIGURE 37 - BALANCE SHEET GROWTH DATA


                                             Balance Sheet Growth as of the MRQ
                                            ------------------------------------
                                                 Asset        Loan      Deposit
                                                Growth      Growth       Growth
                                                  Rate        Rate         Rate
Ticker           Short Name                        (%)         (%)          (%)
--------------------------------------------------------------------------------
              Comparable Thrift Data
CEBK      Central Bancorp, Inc.                   0.71      -17.38        -1.53
GAF       GA Financial, Inc.                     16.50        5.94        13.16
HIFS      Hingham Institution for Savings        24.54       16.10        -9.74
LSBX      LSB Corporation                        -6.24      -26.97         0.77
PHSB      PHSB Financial Corp.                  -26.46      -45.44       -32.42
THRD      TF Financial Corporation               -4.21      -16.16         1.23
WGBC      Willow Grove Bancorp, Inc.              7.42      -41.43        15.02
WRO       Woronoco Bancorp, Inc.                 40.87        7.87        17.57
WSBI      Warwick Community Bancorp, Inc.        -1.40      -41.66       -17.58
WVFC      WVS Financial Corp.                   -39.19      -58.99        -2.04
--------------------------------------------------------------------------------
          Average                                 1.25      (21.81)       (1.56)
          Median                                 (0.35)     (22.18)       (0.38)
          Maximum                                40.87       16.10        17.57
          Minimum                               (39.19)     (58.99)      (32.42)

TBD       Clifton Savings Bancorp, Inc.           9.14      (27.27)       10.50

          Variance to the Comparable Median       9.48       (5.10)       10.88

Sources:  SNL and Offering Circular Data, FinPro Computations


Both the Bank and the Comparables are experiencing declining loan levels, however, the Bank's loans are declining faster. The Bank's deposit and asset growth rates are above the Comparable Group.

Conversion Valuation Appraisal Report                               Page: 1 - 51
================================================================================


                            FIGURE 38 - CAPITAL DATA

                                                                      Capital for the Most Recent Quarter
                                               ---------------------------------------------------------------------------------
                                                                     Tangible       Intangible    Core Capital/         Equity +
                                                     Equity/          Equity/          Assets/         Tangible        Reserves/
                                                      Assets      Tang Assets           Equity           Assets           Assets
Ticker               Short Name                          (%)              (%)              (%)              (%)              (%)
--------------------------------------------------------------------------------------------------------------------------------
                  Comparable Thrift Data
CEBK       Central Bancorp, Inc.                        8.74             8.31             5.34             7.92             9.44
GAF        GA Financial, Inc.                          10.68            10.67             0.08             9.24            11.11
HIFS       Hingham Institution for Savings              8.58             8.58             0.00             9.04             9.21
LSBX       LSB Corporation                             12.44            12.44             0.00            12.18            13.42
PHSB       PHSB Financial Corp.                        14.76            14.76             0.00               NA            15.29
THRD       TF Financial Corporation                     8.96             8.35             7.48             7.16             9.23
WGBC       Willow Grove Bancorp, Inc.                  13.83            13.72             0.87            10.17            14.45
WRO        Woronoco Bancorp, Inc.                       9.69             9.48             2.40             9.54            10.09
WSBI       Warwick Community Bancorp, Inc.              9.28             9.00             3.26             8.98             9.88
WVFC       WVS Financial Corp.                          8.18             8.18             0.00             7.97             8.91

--------------------------------------------------------------------------------------------------------------------------------
           Average                                     10.51            10.35             1.94             9.13            11.10
           Median                                       9.49             9.24             0.48             9.04             9.99
           Maximum                                     14.76            14.76             7.48            12.18            15.29
           Minimum                                      8.18             8.18               --             7.16             8.91

TBD        Clifton Savings Bancorp, Inc.               12.58            12.58               --            12.57            12.72

           Variance to the Comparable Median            3.09             3.34            (0.48)            3.53             2.73

Sources:  SNL and Offering Circular Data, FinPro Computations


         Capitalization - The Comparable Group's median equity to assets ratio
         --------------
         of 9.49% is lower than the Bank's ratio of 12.58%. The Bank's pro forma equity to assets ratio is projected to be 29.96% at the midpoint of the valuation range.

         Intangible Levels - One factor influencing market values is the level
         -----------------
         of intangibles that an institution carries on its books. Thrifts trade more on tangible book than on book. The Bank does not have any intangibles while the Comparable Group median intangibles to equity ratio is 0.48%.

The Bank's loan levels are very weak relative to deposits and assets. This weakness is offset by the Bank's lower level of borrowings relative to the Comparable Group and by the fact that the Bank is fully funded by deposits. The weakness in the asset side is offset by the strength on the funding side. Furthermore, the Bank is experiencing rapid loan runoff, but has been able to grow deposits faster than the Comparables. As such, no adjustment is warranted.

Conversion Valuation Appraisal Report                               Page: 1 - 52
================================================================================


      ------------------------------
     |         ASSET QUALITY        |
      ------------------------------


The asset quality of an institution is an important determinant of market value. The investment community considers levels of nonperforming loans ("NPLs", real estate owned ("REO") and levels of allowance for loan and lease losses ("ALLL") in assessing the attractiveness of investing in the common stock of an institution.


                         FIGURE 39 - ASSET QUALITY TABLE

                                                                         Asset Quality for the Most Recent Quarter
                                                    --------------------------------------------------------------------------------
                                                          NPLs/    Reserves/        NPAs/        NPAs/      Reserves/     Reserves/
                                                          Loans         NPLs       Assets       Equity          Loans     NPAs + 90
Ticker                Short Name                            (%)          (%)          (%)          (%)            (%)           (%)
------------------------------------------------------------------------------------------------------------------------------------
                   Comparable Thrift Data
CEBK        Central Bancorp, Inc.                          0.00           NM         0.00         0.00           0.90            NM
GAF         GA Financial, Inc.                             0.56       152.15         0.29         2.72           0.85        150.82
HIFS        Hingham Institution for Savings                0.12       700.48         0.09         1.05           0.84        700.48
LSBX        LSB Corporation                                0.01           NM         0.01         0.06           1.98            NM
PHSB        PHSB Financial Corp.                           0.39       294.66         0.18         1.23           1.14        280.66
THRD        TF Financial Corporation                       0.62        86.19         0.57         6.40           0.53         47.04
WGBC        Willow Grove Bancorp, Inc.                       NA           NA           NA           NA           1.27            NA
WRO         Woronoco Bancorp, Inc.                         0.15       443.05         0.09         0.94           0.67        443.05
WSBI        Warwick Community Bancorp, Inc.                0.60       215.69         0.29         3.14           1.29        205.98
WVFC        WVS Financial Corp.                            3.30        73.78         1.15        14.04           2.43         63.52

------------------------------------------------------------------------------------------------------------------------------------
            Average                                        0.64       280.86         0.30         3.29           1.19        270.22
            Median                                         0.39       215.69         0.18         1.23           1.02        205.98
            Maximum                                        3.30       700.48         1.15        14.04           2.43        700.48
            Minimum                                          --        73.78           --           --           0.53         47.04

TBD         Clifton Savings Bancorp, Inc.                  0.01           NM           --         0.03           0.42            NM

            Variance to the Comparable Median             (0.38)          NM        (0.18)       (1.20)         (0.60)           NM

Sources:  SNL and Offering Circular Data, FinPro Computations


The Bank has a lower level of non-performing loans ("NPLs") to total loans at 0.01% when compared to the Comparable Group median at 0.39%. The Bank's ALLL level, 0.42% of total loans, is lower than the Comparable median of 1.02% of loans but is the result of better asset quality. Taken collectively, an upward adjustment is warranted for asset quality.

Conversion Valuation Appraisal Report                               Page: 1 - 53
================================================================================


      ------------------------------
     |   PROFITABILITY AND GROWTH   |
      ------------------------------


The profitability and growth are critical components in the establishment of market values for thrifts.

The Bank posted net income of $5.2 million for the year ended March 31, 2003, up $792 thousand from the year ended March 31, 2002. The increase was primarily attributable to higher net interest income, resulting from lower interest expense.

The net income for the three months ended June 30, 2003, declined from the prior period due to lower net interest income and higher noninterest expense.


                          FIGURE 40 - NET INCOME TREND

                                  [BAR GRAPH]

                           Mar-99          $ 3,300
                           Mar-00          $ 4,399
                           Mar-01          $ 4,448
                           Mar-02          $ 4,429
                           Mar-03          $ 5,221
                           Jun-03          $ 4,348

    Note: The June 2003 figure is the annualized three months ended June 30,

Sources:  Offering Circular

Conversion Valuation Appraisal Report                               Page: 1 - 54
================================================================================


The Bank's ROAA and ROAE are both below the Comparable Group median.

                         FIGURE 41 - PROFITABILITY DATA


                                                      Profitability for the
                                                       Most Recent Quarter
                                                --------------------------------
                                                     Return on        Return on
                                                    Avg Assets       Avg Equity
Ticker                 Short Name                          (%)              (%)
--------------------------------------------------------------------------------
                    Comparable Thrift Data
CEBK         Central Bancorp, Inc.                        1.08            12.69
GAF          GA Financial, Inc.                           0.78             7.02
HIFS         Hingham Institution for Savings              1.97            22.00
LSBX         LSB Corporation                              0.59             4.78
PHSB         PHSB Financial Corp.                         0.78             5.64
THRD         TF Financial Corporation                     0.24             2.76
WGBC         Willow Grove Bancorp, Inc.                   0.87             5.99
WRO          Woronoco Bancorp, Inc.                       1.14            10.99
WSBI         Warwick Community Bancorp, Inc.              0.83             8.77
WVFC         WVS Financial Corp.                          0.75             9.73

--------------------------------------------------------------------------------
             Average                                      0.90             9.04
             Median                                       0.81             7.90
             Maximum                                      1.97            22.00
             Minimum                                      0.24             2.76

TBD          Clifton Savings Bancorp, Inc.                0.75             5.91

             Variance to the Comparable Median           (0.05)           (1.99)

Sources:  SNL and Offering Circular Data, FinPro Computations


The Bank's earnings for the annualized quarter ended June 30, 2003, declined relative to the earnings for the year ended March 31, 2003. The annualized net income for the quarter ended June 30, 2003 was in-line with the earnings for the years 2000, 2001 and 2002. The Bank's ROAA and ROAE are both below the Comparable Group median. On a pro forma basis, the Bank is projected to have a ..74% ROAA and an 2.46% ROAE. The pro forma ROAE is lower than any of the Comparable Group. Investors in public thrifts focus on ROAE not ROAA. Therefore, a downward adjustment is warranted.

Conversion Valuation Appraisal Report                               Page: 1 - 55
================================================================================


      ------------------------------
     |       EARNINGS QUALITY       |
      ------------------------------


Thrift earnings are primarily a function of:

     o    net interest income

     o    loan loss provision

     o    non-interest income

     o    non-interest expense

The quality and predictability of earnings is dependent on both internal and external factors. Some internal factors include the mix of the balance sheet, the interest rate sensitivity of the balance sheet, the asset quality, and the infrastructure in place to deliver the assets and liabilities to the public. External factors include the competitive market for both assets and liabilities, the global interest rate scenario, local economic factors and regulatory issues.

Each of these factors can influence the earnings of an institution, and each of these factors is volatile. Investors prefer stability and consistency. As such, solid, consistent earnings are preferred to high but risky earnings. Investors also prefer earnings to be diversified and not entirely dependent on net interest income.

Conversion Valuation Appraisal Report                               Page: 1 - 56
================================================================================


                        FIGURE 42 - INCOME STATEMENT DATA


                                                                Income Statement for the Most Recent Quarter
                                           ----------------------------------------------------------------------------------------
                                             Yield on                Net       Net  Noninterest  Noninterest
                                             Ave Earn  Cost of  Interest  Interest      Income/     Expense/  Efficiency  Overhead
                                               Assets    Funds    Spread    Margin   Avg Assets   Avg Assets       Ratio     Ratio
Ticker            Short Name                      (%)      (%)       (%)       (%)          (%)          (%)         (%)       (%)
-----------------------------------------------------------------------------------------------------------------------------------
             Comparable Thrift Data
CEBK    Central Bancorp, Inc.                    6.07     2.70      3.37      3.55         0.35         2.51       66.32     62.89
GAF     GA Financial, Inc.                       5.56     3.30      2.26      2.69         0.31         2.09       71.32     67.90
HIFS    Hingham Institution for Savings          6.14     2.44      3.70      4.02         0.31         1.96       47.03     42.77
LSBX    LSB Corporation                          5.06     2.55      2.51      2.85         0.35         2.19       69.98     66.14
PHSB    PHSB Financial Corp.                     5.39     3.12      2.27      2.65         0.33         2.12       73.11     69.71
THRD    TF Financial Corporation                 4.80     2.81      1.99      2.14         0.32         2.02       84.55     82.13
WGBC    Willow Grove Bancorp, Inc.               5.22     2.47      2.75      3.09         0.22         2.42       74.09     72.18
WRO     Woronoco Bancorp, Inc.                   5.50     3.09      2.41      2.72         1.43         2.38       59.08     36.38
WSBI    Warwick Community Bancorp, Inc.          5.14     2.80      2.34      2.76         0.81         2.24       64.30     53.25
WVFC    WVS Financial Corp.                      4.82     3.32      1.50      1.87         0.16         1.00       50.08     45.85

-----------------------------------------------------------------------------------------------------------------------------------
        Average                                  5.37     2.86      2.51      2.83         0.46         2.09       65.99     59.92
        Median                                   5.31     2.81      2.38      2.74         0.33         2.16       68.15     64.52
        Maximum                                  6.14     3.32      3.70      4.02         1.43         2.51       84.55     82.13
        Minimum                                  4.80     2.44      1.50      1.87         0.16         1.00       47.03     36.38

TBD     Clifton Savings Bancorp, Inc.            4.68     2.43      2.25      2.49         0.05         1.27       52.02     50.98

        Variance to the Comparable Median       (0.63)   (0.38)    (0.13)    (0.25)       (0.27)       (0.88)     (16.13)   (13.54)

Sources:  SNL and Offering Circular Data, FinPro Computations


Compared to the Comparable Group median, the Bank's yield on assets was 63 basis points worse and the cost of funds was 38 basis points better. The 25 basis point disadvantage in net interest margin is compounded by a 27 basis point disadvantage in noninterest income. However, the disadvantages in net interest margin and noninterest income are offset by the 88 basis point advantage in noninterest expense.

Taken collectively, the income of the Bank can be measured by the efficiency ratio, where the Bank has an efficiency ratio of 52.02%, while the Comparable Group has a median ratio of 68.15%.

Currently, investors are focusing on earnings sustainability as the interest rate volatility has caused a wide variation in income levels. With the intense competition for both assets and deposits, banks cannot easily replace lost spread and margin with balance sheet growth.

The Bank's earnings are dependent upon net interest income and a low expense structure. The Bank's low expense structure is evident in its strong efficient ratio. Due primarily to the lower efficiency ratio, a slight upward adjustment is warranted.

Conversion Valuation Appraisal Report                               Page: 1 - 57
================================================================================


      ------------------------------
     |           DIVIDENDS          |
      ------------------------------


Historically, banks have not established dividend policies immediately at or after conversion to stock ownership. Rather, newly converted institutions, in general, have preferred to establish an earnings track record, fully invest the conversion proceeds, and allow for seasoning of the stock before establishing a dividend policy. In the late 1980's and early 1990's however, there was a tendency toward initiating dividend policies concurrent with the conversion as a means of increasing the attractiveness of the issue and to utilize the proceeds.

The last few years have seen yet another shift away from dividend policies concurrent with conversion. Pressure on ROE and on internal rate of returns to investors prompted the industry toward cash dividends. This trend was accelerated by the decrease in the tax rate on dividend income. This trend is exacerbated by the lack of growth potential. Typically, when institutions are in a growth mode, they issue stock dividends or do not declare a dividend. When growth is stunted, these institutions shift toward reducing equity levels and thus utilize cash dividends as a tool in this regard.

                            FIGURE 43 - DIVIDEND DATA


                                                             Dividends
                                                   -----------------------------
                                                     Current       LTM Dividend
                                                    Dividend             Payout
                                                       Yield              Ratio
Ticker              Short Name                           ($)                (%)
--------------------------------------------------------------------------------
              Comparable Thrift Data
CEBK       Central Bancorp, Inc.                        1.39              29.49
GAF        GA Financial, Inc.                           2.92              52.78
HIFS       Hingham Institution for Savings              1.82              33.46
LSBX       LSB Corporation                              2.83              76.67
PHSB       PHSB Financial Corp.                         2.16              32.58
THRD       TF Financial Corporation                     1.91              40.00
WGBC       Willow Grove Bancorp, Inc.                   2.13              42.25
WRO        Woronoco Bancorp, Inc.                       2.43              33.74
WSBI       Warwick Community Bancorp, Inc.              2.02              28.41
WVFC       WVS Financial Corp.                          3.88              46.72
                                                   -----------------------------
           Average                                      2.35              41.61
           Median                                       2.15              36.87
           Maximum                                      3.88              76.67
           Minimum                                      1.39              28.41

TBD        Clifton Savings Bancorp, Inc.                  NA                 NA

Sources:  SNL Data, FinPro Computations

Conversion Valuation Appraisal Report                               Page: 1 - 58
================================================================================


All ten Comparable institutions paid dividends. The median dividend payout ratio for the Comparable Group was 36.87%, ranging from a high of 76.67% to a low of 28.41%. After the conversion, the Bank will be able to pay dividends. As such, no adjustment is indicated for this factor.

Conversion Valuation Appraisal Report                               Page: 1 - 59
================================================================================


      ------------------------------
     | LIQUIDITY OF THE ISSUE/SIZE  |
     |       OF THE OFFERING        |
      ------------------------------


The Comparable Group is by definition composed only of companies that trade in the public markets with all of the Comparables trading on NASDAQ. Typically, the number of shares outstanding and the market capitalization provides an indication of how much liquidity there will be in a given stock. The actual liquidity can be measured by volume traded over a given period of time.

                     FIGURE 44 - MARKET CAPITALIZATION DATA

                                                ----------------------------------------------------------------------------------
                                                       MRQ          MRQ         MRQ         MRQ     MRQ Publicly     MRQ Tangible
                                                    Market        Price       Price       Price         Reported     Publicly Rep
                                                     Value    Per Share        High         Low       Book Value       Book Value
Ticker            Short Name                           ($)          ($)         ($)         ($)              ($)              ($)
----------------------------------------------------------------------------------------------------------------------------------
             Comparable Thrift Data
CEBK      Central Bancorp, Inc.                      57.63      34.6500     35.7390     33.9000            25.11            23.77
GAF       GA Financial, Inc.                        137.59      27.3800     29.0500     24.8500            19.51            19.49
HIFS      Hingham Institution for Savings            81.77      39.4900     40.0500     34.7600            19.06            19.06
LSBX      LSB Corporation                            71.43      16.9900     17.5200     13.6000            12.70            12.70
PHSB      PHSB Financial Corp.                       54.10      18.5290     19.0890     17.4900            16.21            16.21
THRD      TF Financial Corporation                   87.82      31.3600     32.7500     28.0000            24.90            23.04
WGBC      Willow Grove Bancorp, Inc.                176.02      16.8800     17.2500     15.7000            11.20            11.10
WRO       Woronoco Bancorp, Inc.                    100.94      27.9500     29.6400     25.7200            21.52            21.00
WSBI      Warwick Community Bancorp, Inc.           135.26      29.6700     30.4900     28.5000            16.94            16.39
WVFC      WVS Financial Corp.                        42.61      16.5000     18.9300     16.5000            11.65            11.65
                                                ----------------------------------------------------------------------------------
          Average                                     94.5        25.94       27.05       23.90            17.88            17.44
          Median                                      84.8        27.67       29.35       25.29            18.00            17.73
          Maximum                                    176.0        39.49       40.05       34.76            25.11            23.77
          Minimum                                     42.6        16.50       17.25       13.60            11.20            11.10

TBD       Clifton Savings Bancorp, Inc.              170.0           NA          NA          NA               NA               NA

          Variance to the Comparable Median           85.2           NA          NA          NA               NA               NA

Sources:  SNL and Offering Circular Data, FinPro Computations


The market capitalization values of the Comparable Group range from a low of $46.5 million to a high of $172.1 million with a median market capitalization of $86.0 million. The Bank expects to have $170.0 million of market capital at the midpoint on a pro forma basis. Additionally, the Bank will trade on NASDAQ.

The amount of market capitalization affects the pricing of an institution as small cap companies suffer from weak liquidity, limited research and press coverage, limited resources and the lack of economies of scale. The following figure illustrates that there is a clear correlation between the amounts of market capitalization and the price to book and price to tangible book multiples.

Conversion Valuation Appraisal Report                               Page: 1 - 60
================================================================================


             FIGURE 45 - INDUSTRY MULTIPLES BY MARKET CAPITALIZATION

                                 --------------------------------------------------------------------------
                                                        Current Price in Relation to
                        Current  --------------------------------------------------------------------------  Current           LTM
                         Market               Price/                 Price/                Tangible         Dividend      Dividend
                          Value   Earnings  Core EPS  LTM EPS  LTM Core EPS  Book Value  Book Value  Assets    Yield  Payout Ratio
Short Name   Count          ($M)       (x)       (x)      (x)           (x)         (%)         (%)     (%)      (%)           (%)
----------------------------------------------------------------------------------------------------------------------------------
             30.00          <25      19.20     18.06    17.19         17.92      110.89      112.63   11.68     2.58         40.00
             48.00   >=25 - <50      14.94     15.34    15.57         15.27      121.95      124.15   11.65     2.09         31.00
             45.00   >=50 -<150      14.53     14.79    15.21         15.35      134.70      140.65   13.15     2.11         31.16
             60.00        > 155      12.48     13.86    13.63         14.37      172.68      209.06   15.85     1.93         23.13

  National Standard Conversions      14.53     15.34    14.78         15.24      137.62      145.52   13.25     2.12         29.74

Source:  SNL Securities, FinPro calculations


The Bank is expected to have market capitalization of $170.0 million, which is above the Comparable median of $86.0 million.

The Bank is expected to have higher levels of market capital initially, but will reduce its market capital through judicious use of capital market tools. As such, an upward adjustment for this factor is warranted.

Conversion Valuation Appraisal Report                               Page: 1 - 61
================================================================================


      ------------------------------
     |  RECENT REGULATORY MATTERS   |
      ------------------------------


Regulatory matters influence the market for thrift conversions. Currently, there are two differences in regulation between the Bank and the Comparable Group. First, the OTS is enforcing a three year merger moratorium. Nine of the ten Comparables are not covered by the moratorium. FinPro attempted to screen out companies that had acquisition speculation built into their pricing, however, in a mature consolidating industry, some speculation persists.

Secondly, the Bank will not be able to repurchase its share in the open market for one year. Currently, all of the Comparables have this ability.

As such, a downward adjustment is warranted.

Conversion Valuation Appraisal Report                               Page: 1 - 62
================================================================================


      ------------------------------
     |  MARKET FOR SEASONED THRIFT  |
     |            STOCKS            |
      ------------------------------


Trading multiples for all public thrifts as of September 11, 2003 are provided in Exhibit 8. A common measure utilized as a proxy for the performance of the thrift industry is the SNL Thrift Index, graphically shown below and tabularly shown on the following page:

                       FIGURE 46 - SNL THRIFT INDEX CHART


                               [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.

Conversion Valuation Appraisal Report                               Page: 1 - 63
================================================================================


                     FIGURE 47 - HISTORICAL SNL THRIFT INDEX

                               [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.

Conversion Valuation Appraisal Report                               Page: 1 - 64
================================================================================


                               [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.

Conversion Valuation Appraisal Report                               Page: 1 - 65
================================================================================


                           FIGURE 48 - EQUITY INDICES


                               [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.

Source:  SNL Securities


As the preceding figures demonstrate, the SNL Thrift Index materially diverged from the S&P 500 and DJIA during the late 1998 to early 2000 period, reflecting the investment community's apparent disfavor with thrift stocks during that time period. However, during 2000, 2001 and 2002, the SNL thrift index substantially outperformed the S&P and DJIA.

It is FinPro's belief that as the economy strengthens so will the broader market. Historically, sector rotation occurs from defensive stocks, such as thrifts, to cyclical stocks during an economic recovery. This could negatively impact the performance of the thrift industry.

Conversion Valuation Appraisal Report                               Page: 1 - 66
================================================================================


                      FIGURE 49 - HISTORICAL MARKET INDICES


    ---------------------------------------------------------------------
          Date               SNL               S&P             DJIA
    ---------------------------------------------------------------------
        06/30/94               269.6            444.3         3,625.0
        12/30/94               244.7            459.3         3,834.4
        06/30/95               313.5            544.8         4,556.1
        12/29/95               376.5            615.9         5,117.1
        06/28/96               387.2            670.6         5,654.6
        12/31/96               483.6            740.7         6,448.3
        06/30/97               624.5            885.2         7,672.8
        12/30/97               814.1            970.4         7,908.3
        06/30/98               833.5          1,133.8         8,952.0
        12/31/98               705.9          1,229.2         9,181.4
        06/30/99               695.6          1,372.7        10,970.8
        12/31/99               562.4          1,469.3        11,497.1
        06/30/00               571.7          1,457.0        10,614.1
        12/31/00               874.3          1,320.0        10,788.0
        06/30/01               964.5          1,224.4        10,502.4
        12/31/01               918.2          1,137.1         9,894.8
        06/28/02             1,123.0            989.8         9,243.3
        12/31/02             1,079.9            879.4         8,341.6
        06/30/03             1,273.0            974.5         8,985.4
        09/11/03             1,292.2          1,016.4         9,459.8
    ---------------------------------------------------------------------

    Source:  SNL Securities

As Figures 46, 47, 48 and 49 illustrate, the performance of the SNL index was robust through 1994, 1995, 1996, 1997 and the first half of 1998. The dip in the index, occurring in late 1994, was the product of the interest rate rise during that period along with the overall uneasiness in the stock market in general. In August and October 1998, the indices experienced a dramatic drop in value. In 2001, the SNL Thrift Index rebounded due to the rapidly decreasing rate environment. The S&P 500 Index and the Dow Jones Industrial Average lost 22.66% and 15.70%, respectively, during 2002, however the SNL Thrift Index increased 17.61% over the same time period. During this timeframe, investor preference shifted from a growth to a value orientation. During 2003, the SNL Thrift Index continues to outperform, however, the gap has narrowed.

The increase in the SNL Thrift Index and the overall "hot" market for thrift stocks is embedded in the price multiples of the Comparable Group.

Conversion Valuation Appraisal Report                               Page: 1 - 67
================================================================================


                          FIGURE 50 - HISTORICAL RATES


                               [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.

Source:  Federal Reserve Bank of New York


As the Figures 48 and 50 demonstrate, the rate rise in late 1994 correlates closely to the fall in thrift prices. The drop in rates in 1995 was one of the primary drivers of the rapid rise in the SNL Thrift Index. Likewise the drop in interest rates during 2001, lead to rising thrift values while the broader market declined. Rates are at the low point in the cycle however, and the economic news points toward an economic recovery, however, job data is still weak. Historically, financial stocks outperform in a falling rate environment and underperform in a rising rate environment.

No adjustment is warranted for this factor as the market levels are incorporated in the Comparable pricing levels.

Conversion Valuation Appraisal Report                               Page: 1 - 68
================================================================================


      ------------------------------
     |      ACQUISITION MARKET      |
      ------------------------------


The following chart illustrates that acquisitions have dwindled. Lower acquisition pricing multiples reduced the incentive for potential targets to sell during 2000 and 2001. The pool of potential targets has declined since the mid-1990's.

                FIGURE 51 - DEALS FOR LAST THIRTY THREE QUARTERS


                               [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.

Source:  SNL Securities

Conversion Valuation Appraisal Report                               Page: 1 - 69
================================================================================


In general, deal multiples have declined between 1999 and 2000. However, multiples have trended upward during 2001 and 2002. Between 2002 and 2003 YTD, the price to earnings multiple declined while the price to tangible book and core deposit premium increase.

                           FIGURE 52 - DEAL MULTIPLES

--------------------------------------------------------------------------------------------------
Median Price to LTM Earnings                    1999       2000       2001       2002     2003 YTD
Thrifts - Nationwide                            24.0       20.0       28.0       25.9       19.9
Thrifts - Mid Atlantic                          27.6       27.5       26.8       52.4       32.6
Thrifts - Deal Values $100 - $500 Million       24.0       16.0       17.7       19.1       18.8

Average Price to Book                           1999       2000       2001       2002     2003 YTD
Thrifts - Nationwide                           185.3      142.5      160.8      161.8      180.6
Thrifts - Mid Atlantic                         166.3      140.7      174.2      184.9      205.1
Thrifts - Deal Values $100 - $500 Million      294.1      155.6      178.3      225.4      209.0

Average Price to Tangible Book                  1999       2000       2001       2002     2003 YTD
Thrifts - Nationwide                           191.5      148.8      166.2      169.3      193.0
Thrifts - Mid Atlantic                         179.1      152.5      194.1      199.4      213.6
Thrifts - Deal Values $100 - $500 Million      314.9      162.0      188.0      236.0      237.9

Median Core Deposit Premium                     1999       2000       2001       2002     2003 YTD
Thrifts - Nationwide                            11.4        7.5        7.0        8.6       11.8
Thrifts - Mid Atlantic                          11.5        7.4        6.8       11.4       20.4
Thrifts - Deal Values $100 - $500 Million       32.0        8.9       11.5       19.4       17.7
--------------------------------------------------------------------------------------------------

Source:  SNL Securities

Five thrift acquisitions have occurred in New Jersey since January 1, 2001. One of the deals was a mutual merger and three were "remutualizations".


          FIGURE 53 -NEW JERSEY THRIFT DEALS SINCE ANNOUNCED AFTER 2000

                                                                                                               Price/  Franch Prem/
                                                                      Deal Value Price/LTM EPS  Price/Book  Tang Book Core Deposits
                                                 Target                Announced     Announced   Announced  Announced     Announced
Buyer Name             Target Name               State      Announced        ($M)          (x)         (%)        (%)           (%)
-----------------------------------------------------------------------------------------------------------------------------------
Kearny, MHC            Pulaski Bancorp,
                         Inc. (MHC)              NJ           1/10/02       27.5             NM     253.27     253.27         23.60
Kearny, MHC            West Essex Bancorp
                         Inc., (MHC)             NJ           9/11/02       72.2          52.39     334.60     356.71         60.83
NSB Holding Corp.      Liberty Bancorp,
                         Inc. (MHC)              NJ           5/16/02       34.6             NM     276.62     276.62         25.15
Oritani Financial
   Corp., MHC          Hamilton Bancorp, MHC     NJ          10/18/01         NA             NA         NA         NA            NA
Pacific Mutual
   Holding Company     College Savings Bank      NJ          10/17/01         NA             NA         NA         NA            NA

The OTS is currently enforcing the three-year prohibition on mergers following a mutual-to-stock conversion. The Comparable Group has been screened to eliminate stocks with speculation included in their pricing, however, some general market speculation persists. This factor was adjusted for in the "Recent Regulatory" section. Therefore, no adjustment is warranted for this factor.

Conversion Valuation Appraisal Report                               Page: 1 - 70
================================================================================


      ------------------------------
     |   ADJUSTMENTS TO VALUE IN    |
     |  RELATION TO THE COMPARABLE  |
     |            GROUP             |
      ------------------------------


Overall, FinPro believes that the Bank pro forma market value should be discounted relative to the Comparable Group, reflecting the following adjustments.

Key Valuation Parameters                           Valuation Adjustment
--------------------------------------------------------------------------------

Balance Sheet Strength                             No Adjustment

Asset Quality                                      Upward

Profitability                                      Downward

Earnings Quality                                   Slight Upward

Dividends                                          No Adjustment

Liquidity of the Issue/Size of the Offering        Upward

Recent Regulatory Matters                          Downward

Market for Seasoned Thrift Stocks                  No Adjustment

Acquisition Market                                 No Adjustment

Conversion Valuation Appraisal Report                               Page: 1 - 71
================================================================================


5.  Other Factors

      ------------------------------
     |          MANAGEMENT          |
      ------------------------------


The Bank has developed a good management team with considerable banking experience. The Bank's organizational chart is reasonable for an institution of its size and complexity. The Board is active and oversees and advises on all key strategic and policy decisions and holds the management to high performance standards.

As such, no adjustment appears to be warranted for this factor.

Conversion Valuation Appraisal Report                               Page: 1 - 72
================================================================================


      ------------------------------
     |          MARKET AREA         |
      ------------------------------


The market area that an institution serves has a significant impact on value, as future success is interrelated with the economic, demographic and competitive aspects of the market. The location of an institution will have an impact on the trading value of an institution, as many analysts compare the pricing of institutions relative to a state or regional multiples in investor presentations. Furthermore, many investors like to invest in organizations that can be easily followed through the local newspapers and "word-of-mouth", and the sophistication and financial resources vary from state to state.

Specifics on the Bank's markets were delineated in Section 2 - Market Area Analysis. The following figure compares the demographic data for the county serviced by the Bank, to the county data of the Comparable Group members.

                       FIGURE 54 - COUNTY DEMOGRAPHIC DATA


                               [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.

Source:  SNL Securities, FinPro calculations

Conversion Valuation Appraisal Report                               Page: 1 - 73
================================================================================


Passaic County's population has grown faster than the Comparable Group's markets and has a higher level of income than the Comparable Group's markets. Bergen County's population has grown faster than the Comparable Group's markets, and has a higher level of income than the Comparable Group's markets.

The following figure displays the recent performance of each of the Bank's and the Comparable Group's branches on a county level.

                    FIGURE 55 - BRANCH PERFORMANCE BY COUNTY


                               [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.

Source:  SNL Securities, FinPro calculations


The Bank has a larger average branch size than the Comparable Group.

Conversion Valuation Appraisal Report                               Page: 1 - 74
================================================================================


The following figure illustrates that, according to the New Jersey and the regional medians, fully converted New Jersey thrifts trade in-line with the Northeast median price to LTM earnings and at a slight discount on a price to LTM core earnings basis. New Jersey trades at a premium on a price to tangible book basis.

                  FIGURE 56 - NEW JERSEY RELATIVE TO THE REGION


                               [GRAPHIC OMITTED]


IN ACCORDANCE WITH RULE 202 OF REGULATION S-T, THIS FIGURE IS BEING FILED IN PAPER PURSUANT TO A CONTINUING HARDSHIP EXEMPTION.

Source:  SNL Securities, FinPro calculations


Based on the strength of the Bank's markets, a moderate upward adjustment is warranted for the market area.

Conversion Valuation Appraisal Report                               Page: 1 - 75
================================================================================


      ------------------------------
     |     SUBSCRIPTION INTEREST    |
      ------------------------------


The appreciation of both thrift stocks and the U.S. equity market in general, through the first half of 1998, shifted a significant level of attention to the market for initial public offerings ("IPO's"). Thrift IPO's received a greater amount of attention due to the price "pops" of standard conversions. With the market downturn of latter 1998, the number of thrift conversions and subsequent interest in thrift conversions declined through 2000.

This drop in interest created a corresponding drop in conversion pricing in order to entice interest in the thrift IPO's. During 1996, rates increased slightly and then remained stable, fueling the rise in the conversion prices. 1997 saw a continuation of this trend, with the median IPO pricing at 71.1%, 71.4%, 73.0%, and 77.2% of book value for the first, second, third, and fourth quarters of 1997, respectively. Pricing peaked during 1998 with 78.4%, 76.0%, 77.8%, and 63.4% of book value in the first, second, third, and fourth quarters of that year, respectively. The pro forma price to book multiples started to decline during 1999 and the first, second, and fourth quarters of 1999 were 69.58%, 62.45%, and 56.46%, respectively (there were no institutions that began trading in the third quarter). Pricing multiples also fell through the second quarter in 2000. Multiple began to rise in the third quarter of 2000 and continued to rise through 2002. As the median pro forma price to book multiples for the first, second, third and fourth quarters of 2002 were 62.46%, 66.30%, 71.22% and 72.04%, respectively. The multiples for 2003 were off slightly, however, there have been only four completed standard conversions.

Conversion Valuation Appraisal Report                               Page: 1 - 76
================================================================================


           FIGURE 57 - STANDARD CONVERSION PRO FORMA PRICING MULTIPLES

                                                                                      --------------------------------------------
                                                                                                  Price to Pro Forma
                                                                            Pro Forma --------------------------------------------
                                                    IPO     Gross  Conversion   Total   Pro Forma   Pro Forma  Pro Forma  Adjusted
                                           IPO    Price  Proceeds      Assets  Equity  Book Value  Tang. Book   Earnings    Assets
Ticker   Short Name                       Date      ($)    ($000)      ($000)  ($000)         (%)         (%)        (x)       (%)
-----------------------------------------------------------------------------------------------------------------------------------
CFBC     Community First
           Bancorp, Inc.            06/27/2003  10.0000     2,777     29,968      4,130     67.24      67.24          NA      8.5
RFBK     Rantoul First Bank, SB     04/02/2003  10.0000     1,910     30,563      3,267     58.46      58.46          NA      5.9
         --------------------------------------------------------------------------------------------------------------------------
Q2`03    Average                                                                            62.85      62.85          NA      7.20
         Median                                                                             62.85      62.85          NA      7.20
         --------------------------------------------------------------------------------------------------------------------------
PFS      Provident Financial
           Services, Inc.            01/16/2003  10.0000   596,183  3,066,277   826,469     72.14      74.17       17.50      16.3
CCFC     CCSB Financial Corp.        01/09/2003  10.0000     9,787     77,872    14,570     67.17      67.17       94.20      11.2
         --------------------------------------------------------------------------------------------------------------------------
Q1`03    Average                                                                            69.66      70.67       55.85      13.75
         Median                                                                             69.66      70.67       55.85      13.75
         --------------------------------------------------------------------------------------------------------------------------
         --------------------------------------------------------------------------------------------------------------------------
2003 YTD Average                                                                            66.25      66.76       55.85      10.48
         Median                                                                             67.21      67.21       55.85       9.85
         --------------------------------------------------------------------------------------------------------------------------
ALFC     Atlantic Liberty
           Financial Corp            10/23/2002  10.0000    17,110     124,044   23,096     74.08      74.08       14.60      12.1
TONE     TierOne Corporation         10/02/2002  10.0000   220,751   1,543,512  315,372     70.00      70.00       12.70      12.5
         --------------------------------------------------------------------------------------------------------------------------
Q4`02    Average                                                                            72.04      72.04       13.65      12.30
         Median                                                                             72.04      72.04       13.65      12.30
         --------------------------------------------------------------------------------------------------------------------------
MCBF     Monarch Community
           Bancorp, Inc.             08/30/2002  10.0000    23,144     172,688   34,972     66.18      66.18       41.50      11.8
FPTB     First PacTrust
           Bancorp, Inc.             08/23/2002  12.0000    63,480     349,349   83,253     76.25      76.25       28.20      15.4
         --------------------------------------------------------------------------------------------------------------------------
Q3`02    Average                                                                            71.22      71.22       34.85      13.60
         Median                                                                             71.22      71.22       34.85      13.60
         --------------------------------------------------------------------------------------------------------------------------
RSVB     Reserve Bancorp, Inc.       04/08/2002  10.0000     7,575      44,855   11,426     66.30      66.30       17.30      14.4
         --------------------------------------------------------------------------------------------------------------------------
Q2`02    Average                                                                            66.30      66.30       17.30      14.40
         Median                                                                             66.30      66.30       17.30      14.40
         --------------------------------------------------------------------------------------------------------------------------
HRGB     Heritage Bancshares,
           Inc.                      02/26/2002  10.0000     4,915      40,351    7,869     62.46      62.46       11.60      10.9
         --------------------------------------------------------------------------------------------------------------------------
Q1`02    Average                                                                            62.46      62.46       11.60      10.90
         Median                                                                             62.46      62.46       11.60      10.90
         --------------------------------------------------------------------------------------------------------------------------
         --------------------------------------------------------------------------------------------------------------------------
2002     Average                                                                            69.21      69.21       20.98      12.85
         Median                                                                             68.15      68.15       15.95      12.30
         --------------------------------------------------------------------------------------------------------------------------
AFBA     Allied First
           Bancorp, Inc.             12/31/2001  10.0000     6,094      82,195    9,525     63.98      63.98        7.50       6.9
CSFC     City Savings
           Financial Corp.           12/28/2001  10.0000     5,555      66,253    9,517     58.37      58.37        9.10       7.7
PBNC     PFS Bancorp, Inc.           10/12/2001  10.0000    15,209     113,387   26,475     57.45      57.45       16.20      11.8
         --------------------------------------------------------------------------------------------------------------------------
Q4`01    Average                                                                            59.93      59.93       10.93       8.80
         Median                                                                             58.37      58.37        9.10       7.70
         --------------------------------------------------------------------------------------------------------------------------
GLBP     Globe Bancorp, Inc.         07/10/2001  10.0000     3,042      24,797    5,625     54.08      54.08       26.60      10.9
         --------------------------------------------------------------------------------------------------------------------------
Q3`01    Average                                                                            54.08      54.08       26.60      10.90
         Median                                                                             54.08      54.08       26.60      10.90
         --------------------------------------------------------------------------------------------------------------------------
BAFI     BancAffiliated, Inc.        06/01/2001  10.0000     2,645      28,031    4,415     59.91      59.91       11.30       8.6
CFSL     Chesterfield
           Financial Corp.           05/02/2001  10.0000    43,047     305,480   71,863     59.90      60.47       11.00      12.4
FBTC     First BancTrust
           Corporation               04/19/2001  10.0000    15,209     170,466   25,599     59.41      59.41       10.40       8.2
         --------------------------------------------------------------------------------------------------------------------------
Q2`01    Average                                                                            59.74      59.93       10.90       9.73
         Median                                                                             59.90      59.91       11.00       8.60
         --------------------------------------------------------------------------------------------------------------------------
BUCS     BUCS Financial Corp         03/15/2001  10.0000     4,051      70,370    8,942     45.30      45.30       13.40       5.4
CTZN     Citizens First
           Bancorp, Inc.             03/07/2001  10.0000    88,211     741,570  137,363     64.22      64.22        9.60      10.6
         --------------------------------------------------------------------------------------------------------------------------
Q1`01    Average                                                                            54.76      54.76       11.50       8.00
         Median                                                                             54.76      54.76       11.50       8.00
         --------------------------------------------------------------------------------------------------------------------------
         --------------------------------------------------------------------------------------------------------------------------
2001     Average                                                                            58.07      58.13       12.79       9.17
         Median                                                                             59.41      59.41       11.00       8.60
         --------------------------------------------------------------------------------------------------------------------------
LWFH     Lawrence Financial
           Holdings, Inc.            12/29/2000  10.0000     7,758     113,865   14,369     53.99      53.99        9.20       6.4
         --------------------------------------------------------------------------------------------------------------------------
Q4`00    Average                                                                            53.99      53.99        9.20       6.40
         Median                                                                             53.99      53.99        9.20       6.40
         --------------------------------------------------------------------------------------------------------------------------
FFBI     First Federal
           Bancshares, Inc.          09/28/2000  10.0000    22,425     213,187   42,776     52.42      52.42       10.70       9.5
DFBS     DutchFork Bancshares,
           Inc.                      07/06/2000  10.0000    15,606     211,151   29,613     52.70      52.70       10.40       6.9
         --------------------------------------------------------------------------------------------------------------------------
Q3`00    Average                                                                            52.56      52.56       10.55       8.20
         Median                                                                             52.56      52.56       10.55       8.20
         --------------------------------------------------------------------------------------------------------------------------
BHL      Berkshire Hills
           Bancorp, Inc.             06/28/2000  10.0000    71,050     841,651  147,702     48.10      48.10        9.50       7.8
         --------------------------------------------------------------------------------------------------------------------------
Q2`00    Average                                                                            48.10      48.10        9.50       7.80
         Median                                                                             48.10      48.10        9.50       7.80
         --------------------------------------------------------------------------------------------------------------------------
PCBI     Peoples Community
           Bancorp, Inc.             03/30/2000  10.0000    11,900      90,299   30,457     39.07      39.07       13.80      11.6
SBMC     Connecticut Bancshares,
           Inc.                      03/02/2000  10.0000   104,000   1,108,287  199,044     52.25      52.25        9.70       8.6
         --------------------------------------------------------------------------------------------------------------------------
Q1`00    Average                                                                            45.66      45.66       11.75      10.10
         Median                                                                             45.66      45.66       11.75      10.10
         --------------------------------------------------------------------------------------------------------------------------
         --------------------------------------------------------------------------------------------------------------------------
2000     Average                                                                            49.76      49.76       10.55       8.47
         Median                                                                             52.34      52.34       10.05       8.20
         --------------------------------------------------------------------------------------------------------------------------

Source:  SNL Securities and FinPro calculations

Conversion Valuation Appraisal Report                               Page: 1 - 77
================================================================================


Despite the rise in multiples between 2000 and 2003, the first day pop rose over that time period.

                      FIGURE 58 - AFTER MARKET PERFORMANCE

                                                                    --------------------------------------------
                                                                              Percent Change from IPO
                                                                    --------------------------------------------
                                                                IPO   After   After    After     After                Current
                                                      IPO     Price   1 Day  1 Week  1 Month  3 Months  To date   Stock Price
Ticker  Short Name                                   Date       ($)     (%)     (%)      (%)       (%)      (%)       9/11/03
------------------------------------------------------------------------------------------------------------------------------------
CFBC     Community First Bancorp, Inc.         06/27/2003   10.0000   20.00   20.30    20.50        NA    22.00        12.20
RFBK     Rantoul First Bank, SB                04/02/2003   10.0000   15.10   20.00    23.50     28.00    26.60        12.66
         ----------------------------------------------------------------------------------------------------------------------
Q2`03    Average                                                      20.00   20.30    20.50     28.00    22.00        12.15
         Median                                                       20.00   20.30    20.50     28.00    22.00        12.75
         ----------------------------------------------------------------------------------------------------------------------
PFS      Provident Financial Services, Inc.    01/16/2003   10.0000   55.00   55.20    51.50     61.10   105.20        20.52
CCFC     CCSB Financial Corp.                  01/09/2003   10.0000   20.00   23.10    25.00     25.00    33.00        13.30
         ----------------------------------------------------------------------------------------------------------------------
Q1`03    Average                                                      37.50   39.15    38.25     43.05    69.10        16.91
         Median                                                       37.50   39.15    38.25     43.05    69.10        16.91
         ----------------------------------------------------------------------------------------------------------------------
         ----------------------------------------------------------------------------------------------------------------------
2003 YTD Average                                                      27.53   29.65    30.13     38.03    46.70        14.67
         Median                                                       20.00   21.70    24.25     28.00    29.80        12.98
         ----------------------------------------------------------------------------------------------------------------------
ALFC     Atlantic Liberty Financial Corp       10/23/2002   10.0000   30.20   31.60    33.30     40.00    80.00        18.0000
TONE     TierOne Corporation                   10/02/2002   10.0000   40.00   37.00    39.20     51.60   123.60        22.3600
         ----------------------------------------------------------------------------------------------------------------------
Q4`02    Average                                                      35.10   34.30    36.25     45.80   101.80        20.18
         Median                                                       35.10   34.30    36.25     45.80   101.80        20.18
         ----------------------------------------------------------------------------------------------------------------------
MCBF     Monarch Community Bancorp, Inc.       08/30/2002   10.0000   16.80   14.00     1.10     14.10    49.10        14.9100
FPTB     First PacTrust Bancorp, Inc.          08/23/2002   12.0000   18.58   21.50    18.75     28.33    67.92        20.1500
         ----------------------------------------------------------------------------------------------------------------------
Q3`02    Average                                                      17.69   17.75     9.93     21.22    58.51        17.53
         Median                                                       17.69   17.75     9.93     21.22    58.51        17.53
         ----------------------------------------------------------------------------------------------------------------------
RSVB     Reserve Bancorp, Inc.                 04/08/2002   10.0000   25.00   28.00    29.00     29.00    65.50        16.5500
         ----------------------------------------------------------------------------------------------------------------------
Q2`02    Average                                                      25.00   28.00    29.00     29.00    65.50        16.55
         Median                                                       25.00   28.00    29.00     29.00    65.50        16.55
         ----------------------------------------------------------------------------------------------------------------------
HRGB     Heritage Bancshares, Inc.             02/26/2002   10.0000   20.50   17.50    15.10     22.00    31.00        13.1000
         ----------------------------------------------------------------------------------------------------------------------
Q1`02    Average                                                      20.50   17.50    15.10     22.00    31.00        13.10
         Median                                                       20.50   17.50    15.10     22.00    31.00        13.10
         ----------------------------------------------------------------------------------------------------------------------
         ----------------------------------------------------------------------------------------------------------------------
2002     Average                                                      25.18   24.93    22.74     30.84    69.52        17.51
         Median                                                       22.75   24.75    23.88     28.67    66.71        17.28
         ----------------------------------------------------------------------------------------------------------------------
AFBA     Allied First Bancorp, Inc.            12/31/2001   10.0000   19.00   18.50    19.20     21.00    40.00        14.0000
CSFC     City Savings Financial Corp.          12/28/2001   10.0000   22.00   22.50    27.50     40.00   115.00        21.5000
PBNC     PFS Bancorp, Inc.                     10/12/2001   10.0000   21.50   24.50    24.50     36.10    76.10        17.6100
         ----------------------------------------------------------------------------------------------------------------------
Q4`01    Average                                                      20.83   21.83    23.73     32.37    77.03        17.70
         Median                                                       21.50   22.50    24.50     36.10    76.10        17.61
         ----------------------------------------------------------------------------------------------------------------------
GLBP     Globe Bancorp, Inc.                   07/10/2001   10.0000   13.12   10.60    11.00      8.50    80.00        18.0000
         ----------------------------------------------------------------------------------------------------------------------
Q3`01    Average                                                      13.12   10.60    11.00      8.50    80.00        18.00
         Median                                                       13.12   10.60    11.00      8.50    80.00        18.00
         ----------------------------------------------------------------------------------------------------------------------
BAFI     BancAffiliated, Inc.                  06/01/2001   10.0000    0.00    0.00     7.50      7.50    87.50        18.7500
CFSL     Chesterfield Financial Corp.          05/02/2001   10.0000   36.50   39.90    43.50     57.00   125.50        22.5500
FBTC     First BancTrust Corporation           04/19/2001   10.0000   13.20   12.90    21.10     31.00   133.10        23.3100
         ----------------------------------------------------------------------------------------------------------------------
Q2`01    Average                                                      16.57   17.60    24.03     31.83   115.37        21.54
         Median                                                       13.20   12.90    21.10     31.00   125.50        22.55
         ----------------------------------------------------------------------------------------------------------------------
BUCS     BUCS Financial Corp                   03/15/2001   10.0000   30.00   36.25    36.88     52.50   126.50        22.6500
CTZN     Citizens First Bancorp, Inc.          03/07/2001   10.0000   38.13   35.00    32.50     50.60   107.50        20.7500
         ----------------------------------------------------------------------------------------------------------------------
Q1`01    Average                                                      34.07   35.63    34.69     51.55   117.00        21.70
         Median                                                       34.07   35.63    34.69     51.55   117.00        21.70
         ----------------------------------------------------------------------------------------------------------------------
         ----------------------------------------------------------------------------------------------------------------------
2001     Average                                                      21.49   22.24    24.85     33.80    99.02        19.90
         Median                                                       21.50   22.50    24.50     36.10   107.50        20.75
         ----------------------------------------------------------------------------------------------------------------------
LWFH     Lawrence Financial Holdings, Inc.     12/29/2000   10.0000   10.00   10.94    12.50     15.00   128.00        22.8000
         ----------------------------------------------------------------------------------------------------------------------
Q4`00    Average                                                      10.00   10.94    12.50     15.00   128.00        22.80
         Median                                                       10.00   10.94    12.50     15.00   128.00        22.80
         ----------------------------------------------------------------------------------------------------------------------
FFBI     First Federal Bancshares, Inc.        09/28/2000   10.0000   26.88   27.50    26.88     33.75   220.00        32.0000
DFBS     DutchFork Bancshares, Inc.            07/06/2000   10.0000    0.00    0.00     3.13     21.88   259.00        35.9000
         ----------------------------------------------------------------------------------------------------------------------
Q3`00    Average                                                      13.44   13.75    15.01     27.82   239.50        33.95
         Median                                                       13.44   13.75    15.01     27.82   239.50        33.95
         ----------------------------------------------------------------------------------------------------------------------
BHL      Berkshire Hills Bancorp, Inc.         06/28/2000   10.0000   23.13   26.25    28.13     41.25   219.20        31.92
         ----------------------------------------------------------------------------------------------------------------------
Q2`00    Average                                                      23.13   26.25    28.13     41.25   219.20        31.92
         Median                                                       23.13   26.25    28.13     41.25   219.20        31.92
         ----------------------------------------------------------------------------------------------------------------------
PCBI     Peoples Community Bancorp, Inc.       03/30/2000   10.0000   14.38   14.38     5.63      5.00   115.51        21.5510
SBMC     Connecticut Bancshares, Inc.          03/02/2000   10.0000    2.50   -0.63     8.13     37.50   412.30        51.2300
         ----------------------------------------------------------------------------------------------------------------------
Q1`00    Average                                                       8.44    6.88     6.88     21.25   263.91        36.39
         Median                                                        8.44    6.88     6.88     21.25   263.91        36.39
         ----------------------------------------------------------------------------------------------------------------------
         ----------------------------------------------------------------------------------------------------------------------
2000     Average                                                      12.82   13.07    14.07     25.73   211.99        32.57
         Median                                                       12.19   12.66    10.32     27.82   219.20        31.96
         ----------------------------------------------------------------------------------------------------------------------

Source:  SNL Securities and FinPro calculations


Based on the above, an upward adjustment for subscription interest is warranted at this time.

Conversion Valuation Appraisal Report                               Page: 1 - 78
================================================================================


      ------------------------------
     |   ADJUSTMENTS TO VALUE IN    |
     |  RELATION TO OTHER FACTORS   |
      ------------------------------


Key Valuation Parameters                  Valuation Adjustment
--------------------------------------------------------------------------------

Management                                No Adjustment

Market Area                               Moderate Upward

Subscription Interest                     Upward

Conversion Valuation Appraisal Report                               Page: 1 - 79
================================================================================


6.  Valuation

In applying the accepted valuation methodology promulgated by the regulators, i.e., the pro forma market value approach, four key pricing multiples were considered. The four multiples include:

         Price to core earnings ("P/E")

         Price to tangible book value ("P/TB")

         Price to book value ("P/B")

         Price to assets ("P/A")

All of the approaches were calculated on a pro forma basis including the effects of the conversion proceeds. All of the assumptions utilized are presented in
Exhibit 11.


      ------------------------------
     |  DISCUSSION OF WEIGHT GIVEN  |
     |    TO VALUATION MULTIPLES    |
      ------------------------------


To ascertain the pro forma estimated market value of the Bank, the market multiples for the Comparable Group were utilized. As a secondary check, all New Jersey public thrifts, all publicly traded thrifts and the recent (2000 to date) and historical standard conversions were assessed. The multiples for the Comparable Group, all publicly traded thrifts, and New Jersey publicly traded thrifts are shown in Exhibit 8.

         Price to Earnings - According to the OTS Appraisal Guidelines: "When
         -----------------
         both the converting institution and the comparable companies are recording "normal" earnings. A P/E approach may be the simplest and most direct method of valuation. When earnings are low or negative, however, this approach may not be appropriate and the greater consideration should be given to the P/BV approach." In this particular case, the Bank's earnings are "normal" and closely approximate historical levels dating back to 2000. As a basis for comparison, the price to core earnings was utilized for both the Bank and the Comparable Group to eliminate any nonrecurring items. As such, this approach is applicable, meaningful and appropriate in this appraisal.

Conversion Valuation Appraisal Report                               Page: 1 - 80
================================================================================


         Price to Book/Price to Tangible Book - According to the OTS Appraisal
         ------------------------------------
         Guidelines: "The P/BV approach works best when the converting institution and the Comparables have a normal amount of book value. The P/BV approach could seriously understate the value of an institution that has almost no book value but has an outstanding future earnings potential. For converting institutions with high net worth, the appraiser may have difficulty in arriving at a pro forma market value because of pressure placed on the P/E multiple as higher P/BV levels are required to reflect a similar P/BV ratio as the peer group average. The P/BV approach also suffers from the use of historical cost accounting data."

         Since thrift earnings in general have had a high degree of volatility over the past decade, the P/B is utilized frequently as the benchmark for market value. A better approach is the P/TB approach. In general, investors tend to price financial institutions on a tangible book basis, because it incorporates the P/B approach adjusted for intangibles. Initially following conversion, FinPro feels that thrifts often trade on a price to tangible book basis. However, in this particular case, the Bank with a pro forma tangible equity to tangible assets ratio of 29.96% at the midpoint, does not have a normal level of tangible book value relative to the Comparable Group, with a tangible equity to tangible assets ratio of 9.24%.

         Price to Assets - According to the OTS Appraisal Guidelines: "This
         ---------------
         approach remedies the problems of a small base that can occur with the P/BV approach, but the approach has many of the other limitations of the latter approach (the P/BV approach)." FinPro places little weight on this valuation approach due to the lack of consideration of asset and funding mixes and the resulting earnings impact.

In conclusion, in estimating the market value for the Bank, the most weight was placed on the P/TB approach followed closely by the P/E approach. The P/B was given much less weight and the P/A ratio was not given much weight at all.

Conversion Valuation Appraisal Report                               Page: 1 - 81
================================================================================


      ------------------------------
     |    FULL OFFERING VALUE IN    |
     |    RELATION TO COMPARABLES   |
      ------------------------------


Based upon the premiums and discounts defined in the section above, the Bank pricing at the midpoint for a full standard conversion is estimated to be $170,000,000. Based upon a range below and above the midpoint value, the relative values are $144,500,000 at the minimum and $195,500,000 at the maximum, respectively. At the super maximum of the estimated value range, the offering value would be $224,825,000.

At the various levels of the estimated value range, the full offering would result in the following offering data:

                     FIGURE 59 - VALUE RANGE - FULL OFFERING

--------------------------------------------------------------------------------
                                  Total Shares        Price          Total
Conclusion                           Shares         Per Share        Value
----------                           ------         ---------        -----

Appraised Value - Midpoint         17,000,000        $ 10.00    $ 170,000,000

Range:
  - Minimum                        14,450,000        $ 10.00      144,500,000
  - Maximum                        19,550,000          10.00      195,500,000
  - Super Maximum                  22,482,500          10.00      224,825,000
--------------------------------------------------------------------------------
Source:  FinPro Inc. Pro Forma Model


This equates to the following multiples:

                    FIGURE 60 - VALUE RANGE PRICING MULTIPLES

                                           --------------------------------------------------------------------------------
                                                 Bank                Comparables           State             National
                                           --------------------------------------------------------------------------------
                                                                   Mean     Median     Mean    Median     Mean     Median
                                                                   ----     ------     ----    ------     ----     ------
                                            Min        25.00
Price-Core Earnings Ratio P/E               Mid        29.41       21.88     20.95     16.23    16.27     18.86     15.24
-----------------------------               Max        33.33
                                            Smax       37.04

                                            Min        72.89%
Price-to-Book Ratio P/B                     Mid        77.10%     145.69%   139.17%   194.64%  196.33%   150.88%   137.62%
-----------------------                     Max        80.65%
                                            Smax       83.89%

                                            Min        72.89%
Price-to-Tangible Book Ratio P/TB           Mid        77.10%     148.55%   141.06%   197.72%  200.44%   163.61%   145.52%
---------------------------------           Max        80.65%
                                            Smax       83.89%

                                            Min        20.26%
Price-to-Assets Ratio P/A                   Mid        23.11%      15.19%    15.62%    17.38%   15.93%    14.32%    13.25%
-------------------------                   Max        25.80%
                                            Smax       28.71%

Source:  FinPro Inc. Pro Forma Model

Conversion Valuation Appraisal Report                               Page: 1 - 82
================================================================================


    FIGURE 61 - COMPARABLE PRICING MULTIPLES TO THE BANK'S PRO FORMA MIDPOINT

                                             --------------------------------------------------------------------------------
                                                                             Price Relative to
                                             --------------------------------------------------------------------------------
                                               Earnings       Core Earnings         Book          Tangible Book       Assets
-----------------------------------------------------------------------------------------------------------------------------
The Bank (at midpoint) Full Conversion           29.41            29.41            77.10%              77.10%         23.11%
-----------------------------------------------------------------------------------------------------------------------------
Comparable Group Median                          20.31            20.95           139.17%             141.06%         15.62%
-----------------------------------------------------------------------------------------------------------------------------
(Discount) Premium                               44.84%           40.42%          -44.60%             -45.34%         48.00%
-----------------------------------------------------------------------------------------------------------------------------

Source:  FinPro Calculations


As Figure 61 demonstrates, at the midpoint of the estimated valuation range the Bank is priced at a 36.40% premium to the Comparable median price to core earnings multiple. On a tangible book basis, the Bank is priced at a 45.34% discount. Although the price to tangible book discount appears high at 45.34%, it is greatly offset by the 36.40% premium on a price to core earnings basis. As such, FinPro feels it is fairly valued.


 FIGURE 62 - COMPARABLE PRICING MULTIPLES TO THE BANK'S PRO FORMA SUPER MAXIMUM

                                                 -------------------------------------------------------------------------
                                                                                Price Relative to
                                                 -------------------------------------------------------------------------
                                                    Earnings    Core Earnings       Book      Tangible Book      Assets
--------------------------------------------------------------------------------------------------------------------------
The Bank (at the supermax) Full Conversion            37.04         37.04          83.89%           83.89%       28.71%
--------------------------------------------------------------------------------------------------------------------------
Comparable Group Median                               20.31         20.95         139.17%          141.06%       15.62%
--------------------------------------------------------------------------------------------------------------------------
(Discount) Premium                                    82.42%        76.84%        -39.72%          -40.53%       83.86%
--------------------------------------------------------------------------------------------------------------------------

Source:  FinPro Calculations


As Figure 62 demonstrates, at the super maximum of the estimated valuation range the Bank is priced at a 70.49% premium to the Comparable median price to core earnings multiple. On a tangible book basis, the Bank is priced at a 40.53% discount. As it is likely that the conversion could close at the super maximum, FinPro had to consider that the price to core earnings premium of 70.49% was far greater than the price to tangible book discount of 40.53%.

FinPro recognizes that the discount to tangible book is high. However, due to the high pro forma capital levels relative to the Comparable Group and the regulatory prescribed offering structure, it is not possible to reach the ideal discount on a price to tangible book basis, without putting substantial pressure on the price to earnings ratio. Weighing these two approaches against each other, FinPro believes the valuation range is appropriate.

Taken in its entirety, FinPro believes that the discount relative to the Comparable Group on a book and tangible book basis is offset by the premium relative to the Comparable Group on an earnings basis.

Conversion Valuation Appraisal Report                               Page: 1 - 83
================================================================================


      ------------------------------
     |   COMPARISON TO RECENT AND   |
     |     HISTORICAL STANDARD      |
     |         CONVERSIONS          |
      ------------------------------


To verify and validate that the range created on a comparable basis is appropriate, FinPro compared the pricing of this deal relative to the other standard conversions. As shown below, the Bank will be priced at a significant premium to the other standard conversions on a tangible book basis.

              FIGURE 63 - PENDING STANDARD CONVERSION APPLICATIONS

                                                                                                           At Supermaximum
                                                                                                   -----------------------------
Ticker      Thrift                Holding Co.                 State     Type      Status            Gross Proceeds        P/TB
--------------------------------------------------------------------------------------------------------------------------------
RPFG        Rainier Pacific Bk    Rainier Pacific Finl        WA        STD       In Subscription          79,350         76.15
CHEV        Cheviot SB            Cheviot Financial Corp      OH        STD       Application              33,172         76.01
CSBK        Clifton SB            Clifton Savings Bncp        NJ        STD       Application             224,825         83.89

Source: SNL Conversion Watch September 8, 2003, FinPro


This is further fortified when recognizing that this valuation is the highest priced full standard conversion ever on a price to tangible book basis. The following table illustrates all the standard conversions that went off above 80% of tangible book value. Note, none of the other highly priced institutions had a price to earnings multiple anywhere near the Bank's at either the midpoint or
                           -------------
the super maximum.

                 FIGURE 64 - HIGHEST PRICED STANDARD CONVERSIONS

                                                                                                -------------------------------
                                                                                                       Price to Pro Forma
                                                                                                -------------------------------
                                                                IPO Price    IPO Gross Proceeds    Earnings       Tangible Book
                 Company Name                     IPO Date         ($)             ($000)             (x)              (%)
-------------------------------------------------------------------------------------------------------------------------------
First Federal Bancshares of Eau Claire, Inc.      10/12/1994      10.00            72,162            14.70            80.29
Independence Community Bank Corp.                 03/17/1998      10.00           704,109            17.90            82.65
NSS Bancorp, Inc.                                 06/16/1994      10.00            24,267               NA            81.85
Southern Missouri Bancorp, Inc.                   04/13/1994      10.00            17,854             8.00            82.51
Staten Island Bancorp, Inc.                       12/22/1997       6.00           515,775            14.10            83.01
Timberland Bancorp, Inc.                          01/13/1998      10.00            66,125            10.50            81.54

Maximum:                                                          10.00           704,109            17.90            83.01
Minimum:                                                           6.00            17,854             8.00            80.29
Average:                                                           9.33           233,382            13.04            81.98
Median:                                                           10.00            69,144            14.10            82.18

Clifton Savings Bancorp, Inc. (Supermax)                  NA      10.00           224,825            37.04            83.89
Clifton Savings Bancorp, Inc. (Midpoint)                  NA      10.00           170,000            29.41            77.10

Source: SNL DataSource

Conversion Valuation Appraisal Report                               Page: 1 - 84
================================================================================


As Figure 65 shows, those fully converted thrifts with high tangible equity ratios have low return on equity and trade at low price to book and tangible book multiples and high price to earnings multiples. On a pro forma basis, at the midpoint and super maximum of the range respectively, the Bank is priced at a 36.09% and 30.46% discount on a price to tangible book basis and is priced at a 14.10% and 42.61% premium on a price to core earnings basis.

                    FIGURE 65 - HIGH TANGIBLE EQUITY ANALYSIS

                                              --------------------------------------------------------------------------------------
                                              For the most recent quarter             Pricing data as of 9/11/03
                                              --------------------------------------------------------------------------------------

                                                    Tangible                          Price/       Price/      Price/ Tang
                                                     Equity/   Return on   Price/       LTM     Publicly Rep  Publicly Rep   Price/
                                                 Tang Assets  Avg Equity   LTM EPS   Core EPS    Book Value    Book Value    Assets
 Ticker                Short Name                        (%)         (%)    (x)        (x)          (%)           (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
BRKL                   Brookline Bancorp, Inc.         43.48        4.36     49.65         NA       144.24        144.24      62.70
PBNC                         PFS Bancorp, Inc.         22.43        2.99     32.61      32.02        91.72         91.72      22.02
PFS         Provident Financial Services, Inc.         20.45        3.97        NA         NA       144.61        148.37      30.17
CFSL              Chesterfield Financial Corp.         19.77        3.23     29.29      29.29       119.31        120.14      23.71
GCFC               Central Federal Corporation         18.94        1.11        NM      89.28       116.60        116.60      22.09
ALFC           Atlantic Liberty Financial Corp         18.35        5.84        NA         NA       120.64        120.64      22.14
KYF               Kentucky First Bancorp, Inc.         17.77        4.93     23.82      23.82       161.16        161.16      27.37
CSBC        Citizens South Banking Corporation         17.70        4.72     27.55      27.55       136.83        149.28      26.00
FNFG       First Niagara Financial Group, Inc.         17.68        5.08     31.08      31.73       140.37        165.18      30.27
TSBK                  Timberland Bancorp, Inc.         17.41        7.91     13.92      13.77       133.17        133.17      23.18
FNFI               First Niles Financial, Inc.         17.29        5.66     20.76      23.43       134.87        134.87      23.32
PEDE               Great Pee Dee Bancorp, Inc.         17.23        4.24     19.41      19.19       113.25        118.96      20.32
MCBF           Monarch Community Bancorp, Inc.         17.17        0.39        NA         NA        96.38         96.38      16.55
SRN           Southern Banc Company, Inc. (The)        16.89        3.39     15.75      21.28        80.28         80.28      13.56
CRZY    Crazy Woman Creek Bancorp Incorporated         16.83        3.12     44.70      32.07        87.95         89.45      15.01
FSFF         First SecurityFed Financial, Inc.         16.70       10.29     13.00      13.00       128.88        128.99      23.59
OTFC              Oregon Trail Financial Corp.         16.56        8.40     15.34      14.97       121.18        121.30      20.54
FPTB              First PacTrust Bancorp, Inc.         16.28        4.69        NA         NA       109.87        109.87      19.85
TONE                       TierOne Corporation         15.43        7.04        NA         NA       143.33        143.33      22.12
SFFS               Sound Federal Bancorp, Inc.         15.32        4.97     25.11      25.11       149.95        166.53      25.08
FBEI            First Bancorp of Indiana, Inc.         14.92        7.17     19.44      19.44       108.48        116.68      17.21
PHSB                      PHSB Financial Corp.         14.76        5.64     20.82      25.04       114.31        114.31      16.87
DFBS                DutchFork Bancshares, Inc.         14.69       16.38     12.21      30.68       129.98        129.98      19.09
HLFC           Home Loan Financial Corporation         14.69       10.07     13.51      13.63       124.44        124.44      18.28
CTZN              Citizens First Bancorp, Inc.         14.38        8.71     12.81         NA       114.77        114.77      16.49
GSLA                        GS Financial Corp.         14.26        0.08     28.58     171.45        82.50         82.50      11.76
SFFC            StateFed Financial Corporation         14.12        6.86     80.33         NA       108.36        108.36      15.30

       -----------------------------------------------------------------------------------------------------------------------------
                               Overall Medians         16.89        4.97     20.82      25.04       120.64        120.64      22.02
                  The Bank (Pro forma midpoint)        29.96        2.46     29.41      29.41        77.10         77.10      23.11
                             Premium/(Discount)        77.38%     -50.50%    41.26%     17.45%      -36.09%       -36.09%      4.95%
       -----------------------------------------------------------------------------------------------------------------------------

       -----------------------------------------------------------------------------------------------------------------------------
                               Overall Medians         16.89        4.97     20.82      25.04       120.64        120.64      22.02
             The Bank (Pro forma super maximum)        34.22        2.09     37.04      37.04        83.89         83.89      28.71
                             Premium/(Discount)       102.61%     -57.95%    77.91%     47.92%      -30.46%       -30.46%     30.38%
       -----------------------------------------------------------------------------------------------------------------------------

Source: SNL DataSource

Conversion Valuation Appraisal Report                               Page: 1 - 85
================================================================================


      ------------------------------
     |     VALUATION CONCLUSION     |
      ------------------------------


Based on the pricing of the Bank relative to the Comparable Group on an earnings and book basis; a comparison to other current standard conversions; and a comparison to other high tangible equity full conversions, FinPro believes that the valuation range recommended is appropriate.

It is, therefore, our opinion that as of September 11, 2003, the estimated pro forma market value of the Bank, in a full offering, is $170,000,000 at the midpoint of a range, with a minimum of $144,500,000 to a maximum of $195,500,000 at 15% below and 15% above the midpoint of the range respectively. Assuming an adjusted maximum value of 15% above the maximum value, the adjusted maximum value, or super maximum value, in a full offering is $224,825,000. The stock will be issued at $10.00 per share.

Pro forma comparisons of the Bank's value range with the Comparable Group, all public thrifts, and New Jersey public thrifts are shown in Exhibit 11.

                                   EXHIBIT 1

                                 ABOUT THE FIRM


FinPro, Inc. was established in 1987 as a full service investment banking and management consulting firm specializing in providing advisory services to the Financial Institutions Industry. FinPro has performed work for the Federal Bankruptcy Court, Federal Deposit Insurance Corporation, Office of Thrift Supervision and the Resolution Trust Corporation. FinPro is recognized as an expert in banking and in loan analysis by the Federal Bankruptcy Court.

FinPro is independently owned, not associated or affiliated with any transaction oriented firm. This provides FinPro with an unbiased platform from which to make analytical recommendations. FinPro believes that a client deserves to be told of all the alternatives, along with their associated benefits and downsides and that a decision should be made on its merits. This uniquely positions FinPro as an objective third party willing to suggest the unpopular strategies, unlike its competitors who rely on a transaction to get paid.

FinPro is headquartered in Liberty Corner, New Jersey and has a branch office in Buffalo, New York.

FinPro principals are frequent speakers and presenters at financial institution trade association functions. In addition, FinPro has taught strategic planning to examiners from the FDIC, OTS and the New Jersey State Department of Banking and Insurance.

FinPro maintains a library of databases encompassing bank and thrift capital markets data, census data, branch deposit data, national peer data, market research data along with many other related topics. As such, FinPro can provide quick, current and precise analytical assessments based on timely data. In addition, FinPro's geographic mapping capabilities give it a unique capability to thematically illustrate multiple issues and to provide targeted marketing opportunities to its clients.

FinPro has also designed and built PC-based software programs to utilize as tools in its work. Examples include:

o    A proprietary software program (LaRS (R)) to perform loan review analytics.

o    A duration based asset/liability model.

o A five year strategic planning, three year business planning, and one year budgetary model that completely simulates an entire institution.

o    A branch and product profitability model.

o    A market performance grid and branch improvement grid model.

o    A criteria based market feasibility model.

Using systems such as these, FinPro provides state-of-the-art end products in all of its product and service areas.

LISTING OF SERVICES
-------------------

FinPro offers a full array of products and services including:


ASSET/LIABILITY MANAGEMENT


CAPITAL MARKETS

     Corporate Finance
     Deposit Studies and Valuations
     Mergers and Acquisitions

COMPLIANCE

     Compliance Reviews

CRA ANALYSIS AND IMPROVEMENT


FINANCIAL

     Balance Sheet Restructuring
     Earnings Improvement Studies

LOAN REVIEW


MARKET FEASIBILITY STUDIES

     Market Studies and Market Area Evaluations
     Site Studies
     Branch Applications

MARKET RESEARCH

     Branch Acquisitions, Sales, Consolidations, Swaps and Applications Branch and Product Profitability
     Branch Network Evaluations
     Competitive Analysis and Positioning
     Customer Segmentation and Profiling

OPERATIONS

     Financial Reporting
     Operational and Systems Consulting

PLANNING

     Budgeting
     Segment Planning
     Strategic and Business Planning

VALUATION

     Bank Appraisals and Fairness Opinions
     Bank Valuations and Franchise Value Enhancement


--------------------------------------------------------------------------------
                                   P.O. BOX 323 o LIBERTY CORNER o NJ o 07938
                                              PHONE: 908 / 604-9336
  FINPRO                                       FAX: 908 / 604-5951
                                          E-MAIL: FINPRO@FINPRONJ.COM
                                             WEBSITE:  FINPRONJ.COM
--------------------------------------------------------------------------------

                                   EXHIBIT 1

                                 ABOUT THE FIRM


Donald founded FinPro, Inc. in 1987 as a consulting and investment banking firm located in New Jersey that specializes in providing advisory services to the financial institutions industry.

Mr. Musso has a broad background in capital markets, bank valuations, enhancing franchise value, corporate finance, mergers and acquisitions, asset/liability management, strategic planning, market feasibility and differentiation, branch acquisition and sales, branch profitability, financial modeling and analysis, balance sheet restructuring, product and segment profitability, business development and project management. Besides his consulting experience, he has solid industry experience, having worked for two multi billion asset, east coast financial institutions.

Mr. Musso has provided expert testimony on financial institutions matters for the Federal Bankruptcy Court, the Office of Thrift Supervision and the United States Attorney's Office.

He is a frequent speaker on Financial Institution related topics and has assisted trade groups in various activities. Mr. Musso is also on the faculty of Stonier Graduate School of Banking, teaching Strategic Planning and Mergers and Acquisitions.

Prior to establishing FinPro, Donald had direct industry experience having managed the Corporate Planning and Mergers and Acquisitions departments for Meritor Financial Group, a $20 billion institution in Philadelphia. Before that, he had responsibility for the banking, thrift and real estate consulting practice in the State of New Jersey for Deloitte Haskins & Sells. Donald began his career with Goldome Savings Bank.

Donald has a B.S. in Finance from Villanova University and a M.B.A. in Finance from Fairleigh Dickinson University.


                               [GRAPHIC OMITTED]

DONALD J. MUSSO
PRESIDENT

--------------------------------------------------------------------------------
                                   P.O. BOX 323 o LIBERTY CORNER o NJ o 07938
                                              PHONE: 908 / 604-9336
  FINPRO                                       FAX: 908 / 604-5951
                                          E-MAIL: FINPRO@FINPRONJ.COM
                                             WEBSITE:  FINPRONJ.COM
--------------------------------------------------------------------------------